SCHEDULE 14A INFORMATION

(Rule 14a-101)PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐Soliciting Material under §240.14a-12

SeaSpine Holdings Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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5770 Armada Drive

Carlsbad, California 92008

NOTICE OF 2016 ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear stockholder:

The annual meeting of stockholders of SeaSpine Holdings Corporation (“SeaSpine,” the “Company,” “we,” “us” and “our”) will be held at the offices of Latham & Watkins LLP located at 885 3rd Avenue, New York, New York 10022, on Tuesday, June 7, 2016 at 9:00 a.m. local time, for the following purposes:

1.	To elect three Class I directors for a three-year term to expire at the 2019 annual meeting of stockholders.

2.	To consider and vote upon the approval of the amendment and restatement of the Company’s 2015 Incentive Award Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

4.	To transact any other business that may properly come before our annual meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on April 18, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.   For the annual meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the annual meeting; the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the proxy statement, our annual report to stockholders and a form of proxy relating to the annual meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.

All stockholders are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, please vote by Internet or telephone as described in the enclosed proxy materials or, if you request that the proxy materials be mailed to you, please complete, sign and date the enclosed proxy materials and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

By Order of the Board of Directors,

/s/ KEITH C. VALENTINE
Keith C. Valentine
President, Chief Executive Officer and Director

Carlsbad, California

April 28, 2016

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

5770 Armada Drive

Carlsbad, California 92008

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 7, 2016

The board of directors of SeaSpine Holdings Corporation is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on Tuesday, June 7, 2016 at 9:00 a.m., local time, at the offices of Latham & Watkins LLP located at 885 3rd Avenue, New York, New York 10022. If you need directions to the location of the annual meeting, please contact us at (760) 727-8399.

On or about April 28, 2016, we will mail to all stockholders of record entitled to vote at the annual meeting a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report online and how to vote online. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request to receive printed copies of these materials and a proxy card by mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 7, 2016: This proxy statement and our annual report are available electronically at www.proxydocs.com/SPNE.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What am I voting on?

There are three proposals scheduled for a vote:

Proposal 1: To elect three Class I directors for a three-year term to expire at the 2019 annual meeting of stockholders:

•	Keith Bradley
•	Michael Fekete; and
•	John B. Henneman, III.

Proposal 2: Approval of the amendment and restatement of the Company’s 2015 Incentive Award Plan.

Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

How many votes do I have?

Each share of our common stock that you own as of April 18, 2016 entitles you to one vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders who have not previously requested the receipt of paper proxy materials advising them that they can access this proxy statement, our annual report and voting instructions over the

Internet at www.proxydocs.com/SPNE or by calling 866-249-5109. You can also state your preference to receive a paper copy for future meetings. There is no charge for you requesting a copy. Please make your request for a copy on or before May 24, 2016 to facilitate timely delivery. In addition, stockholders may request to receive proxy materials electronically by email or in printed form by mail on an ongoing basis. All stockholders will have the ability to access the proxy materials on the website referred to above and in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the annual meeting.

How do I vote by proxy?

With respect to the election of directors, you may either vote “For” the nominee to the board of directors or you may “Withhold” your vote for such nominee. With respect to each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If your shares are held in your name you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, there are several ways for you to vote your shares.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted:

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By Mail. If you are a stockholder of record, and you elect to receive your proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the Internet or by telephone.  If you properly complete your proxy card and send it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares will be, as permitted, voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters to be acted on at the meeting, other than those discussed in this proxy statement.

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Voting by Telephone or Internet. Please call the toll-free telephone number on the proxy card (866-249-5109) and follow the recorded instructions; or access our secure website registration page through the Internet (at www.proxypush.com/SPNE), as identified on the proxy card and follow the instructions, using the unique control number printed on the proxy card. Please note that the Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on June 6, 2016.

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In Person at the Annual Meeting. You may attend the annual meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting, and we will give you a ballot at the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

Stockholders of record may revoke their proxy at any time before it is exercised. You may revoke your proxy and change your vote at any time before votes are cast in any one of the three following ways:

•	you may send in another signed proxy with a later date;
•	you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted); or
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you may notify our corporate secretary, John J. Bostjancic, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote in person at the meeting.

If you are a beneficial owner, your broker, bank or other agent can provide you with instructions on how to revoke your proxy and/or change your vote.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 18, 2016, or approximately 11,092,931 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Approval of the Amendment and Restatement of the Company’s 2015  Incentive Award Plan. The approval of the amendment and restatement of the Company’s 2015 Incentive Award Plan must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Proposal 3: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Voting results will be tabulated and certified by Mediant Communications, Inc., who also will be responsible for mailing our proxy materials.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have approved that the amendment and restatement of our 2015 Equity Incentive Award Plan and whether our stockholders have ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of that proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors and the amendment and restatement of our 2015

Equity Incentive Plan, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of PricewaterhouseCoopers LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes will be counted for purposes of this proposal.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will not pay our directors, officers or other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2015 that we filed with the SEC on March 16, 2016, we will send you one without charge. Please write to:

SeaSpine Holdings Corporation

5770 Armada Drive

Carlsbad, California 92008

Attn: Corporate Secretary

All of our SEC filings are also available free of charge and can be found under the Investors section of our website at www.seaspine.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Explanatory Note

SeaSpine was incorporated in Delaware on February 12, 2015 in anticipation of the spin-off of the spinal fusion hardware and orthobiologics business from Integra LifeSciences Holdings Corporation, or Integra, which occurred on July 1, 2015 and which we refer to as the Spin-Off. On July 1, 2015, SeaSpine common stock was distributed, on a pro rata basis, to Integra’s stockholders of record as of 5:00 p.m. Eastern Time on June 19, 2015 and each holder of Integra common stock received one share of SeaSpine common stock for every three shares of Integra common stock held by such holder as of 5:00 p.m. Eastern Time on June 19, 2015.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earliest of: (i) December 31, 2020 (the fiscal year-end following the fifth anniversary of the completion of the Spin-Off); (ii) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of the second fiscal quarter of that year; (iii) the end of the fiscal year in which our annual revenues exceed $1.0 billion; and (iv) the date on which we issue more than $1.0 billion in nonconvertible debt in any three-year period. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2020.  For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced related disclosure;
•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and
•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of reduced reporting burdens in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our amended and restated bylaws currently specify that the number of directors shall be eight and shall be determined from time to time by resolution of our board of directors.  Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the classification of our board of directors into three classes, as nearly equal in number as possible and with staggered terms of office, and provide that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified, provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. At the annual meeting, three nominees for director are to be elected as Class I directors for a three-year term expiring at our 2019 annual meeting of stockholders and until such individual’s successor is elected and qualified. The nominees, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Keith Bradley, Ph.D., Michael Fekete and John B. Henneman, III.  The Class II and Class III directors have one year and two years, respectively, remaining on their terms of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Dr. Bradley, Mr. Fekete and Mr. Henneman, or in the event that Dr. Bradley, Mr. Fekete or Mr. Henneman is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Dr. Bradley, Mr. Fekete and Mr. Henneman are currently members of our board of directors.

All of our directors bring to our board of directors significant leadership experience derived from their professional experience and service as executives or board members of other companies. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.” Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.

NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the

2019 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with SeaSpine Holdings Corporation
Keith Bradley, Ph.D.	71	Director
Michael Fekete	51	Director
John B. Henneman, III	54	Director

Keith Bradley, Ph.D. joined our board of directors in July 2015.  Since 1992, Dr. Bradley has been a director of Integra, a publicly traded diversified global medical technology company, where he currently serves as chair of the compensation committee and as a member of the nominating and corporate governance committee. Between 1996 and 2003, he was a director of Highway Insurance Plc, an insurance company listed on the London Stock Exchange, and has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, The Wharton School at the University of Pennsylvania and the University of California at Los Angeles, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass Business School, a part of City University London. Dr. Bradley has taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. He received B.A., M.A. and Ph.D. from British universities. Dr. Bradley is an adviser to RPH Capital, Canada. He previously served as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited.  We believe Dr. Bradley adds value to our board of directors based on his extensive business experience, his academic background and his experience serving as a member of the board of directors of Integra, our former parent company.

Michael Fekete joined our board of directors in July 2015.  Mr. Fekete has served as an independent corporate advisor specializing in capital markets, mergers and acquisitions and general corporate strategy since 2009. From 2005 through 2009, Mr. Fekete was a Managing Director and Head of West Coast Healthcare Investment Banking for Wells Fargo / Wachovia Securities (acquired by Wells Fargo in December 2008). From 1986 to 2005, Mr. Fekete worked as an investment banker at CIBC World Markets, Oppenheimer & Co., Inc., and L.F. Rothschild & Co., Inc., where he focused on clients in the medical device, pharmaceutical and biotechnology sectors. Mr. Fekete is a director of Sagent Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused on injectable generic pharmaceuticals, DFB Pharmaceuticals, LLC, a privately held company with operating and investing activities in the pharmaceutical sector, and of Symetis SA, a privately held company developing minimally invasive heart valve replacement therapies for patients suffering from heart valve diseases. Mr. Fekete earned his B.S. in business administration from The Pennsylvania State University.  We believe Mr. Fekete adds value to our board of directors based on his experience with advising in capital markets and corporate strategy, his experience in the medical device, pharmaceutical and biotechnology industry and his experience serving as a member of boards of directors of numerous other companies, and in particular, those in the life sciences industry.

          John B. Henneman, III joined our board of directors in July 2015.  Mr. Henneman has more than 20 years of combined financial and operational management experience in the life sciences industry. Since October 2014, Mr. Henneman has been executive vice president and chief financial officer of NewLink Genetics Corporation, a publicly held biotechnology company focused on cancer immunotherapy, where he is responsible for finance, quality, law and administration. Prior to joining NewLink Genetics, Mr. Henneman served Integra in various capacities since 1998. Before becoming Integra’s chief financial officer in 2007, Mr. Henneman served as general counsel and chief administrative officer, responsible at various times for Integra’s regulatory affairs, quality systems, clinical affairs, human resources, information systems and legal affairs functions and the management of Integra’s surgical instruments business. Mr. Henneman led Integra’s business development function during his entire tenure with Integra, and was responsible for the more than 40 acquisitions and alliances during that time. Mr. Henneman also serves on the boards of directors of Accretive Health, Inc., a publicly traded administrative healthcare company, Alafair Biosciences, Inc., a privately held medical device company based in Austin, Texas. Mr. Henneman received an A.B. from Princeton University and a J.D. from the University of Michigan Law School. We believe Mr. Henneman adds value to our board of directors based on his experience with regulatory and legal affairs and other aspects of company-building for enterprises in our industry, his experience serving as a member of boards of directors of numerous other companies, and in particular, those in the life sciences industry, as well as his familiarity with our business as a result of his tenure as an executive at Integra, our former parent company.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the

2017 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with SeaSpine Holdings Corporation
Cheryl R. Blanchard, Ph.D.	51	Director
Kirtley (Kirt) C. Stephenson	57	Non-Executive Chair of the Board
James M. Sullivan	72	Director

Cheryl R. Blanchard, Ph.D. joined our board of directors in July 2015. Dr. Blanchard is a medical device and biologics executive with over 25 years of leadership experience. Since July 2014, she has been chief executive officer of Microchips Biotech, Inc., a privately held company developing implantable drug delivery products. Prior to that she was a corporate officer of Zimmer, Inc., a medical device company focused on musculoskeletal products, where she served as senior vice president, chief scientific officer and general manager of Zimmer Biologics. During her 12 years with Zimmer, she operated in roles of increasing responsibility, including global leadership of research and development, advanced technologies, clinical, quality and regulatory affairs, medical affairs, medical education, health economics, and reimbursement. Prior to Zimmer, Dr. Blanchard built and led the medical device practice at Southwest Research Institute while also serving as an adjunct professor at the University of Texas Health Science Center, both in San Antonio, Texas. Dr. Blanchard brings experience in business management, technical leadership and a track record commercializing medical technology products. In 2015, she was elected to the National Academy of Engineering, among the highest professional distinctions accorded an engineer. Dr. Blanchard holds a B.S. in ceramic engineering from Alfred University, and an M.S. and Ph.D. in materials science and engineering, both from the University of Texas at Austin.  We believe that Dr. Blanchard adds value to our board of directors based on her extensive experience as an executive officer and her expertise and leadership in company-building for enterprises in our industry.

Kirtley (Kirt) C. Stephenson joined our board of directors and has served as its non-executive chair since July 2015. Between May 2011 and December 2013, Mr. Stephenson was president of Integra’s U.S. spine business, where he was responsible for sales, marketing, research and development and other related functions. Mr. Stephenson co-founded and served as president and chief executive officer of SeaSpine, Inc. from 2002 until it was sold to Integra in May 2011. Mr. Stephenson has over 28 years of experience in the medical device industry, with 17 years of experience in the spine market. Mr. Stephenson received a bachelor’s degree in business administration from the University of Cincinnati and an M.B.A. from Xavier University. We believe that Mr. Stephenson adds value to our board of directors based on his extensive experience in the medical device industry and spine business, including as chief executive officer of SeaSpine, Inc. and president of Integra’s U.S. spine business.

James M. Sullivan joined our board of directors in July 2015. Since 1992, Mr. Sullivan has been a director of Integra. In addition, Mr. Sullivan currently serves as presiding director of the Integra board of directors, as chair of the nominating and corporate governance committee of Integra’s board of directors and as a member of the audit committee of Integra’s board of directors. He is a co-founder of, and currently the principal advisor to, the Clover Investment Group. Between 1986 and April 2009, he held several positions with Marriott International, Inc. (and its predecessor, Marriott Corp.), including Vice President of Mergers and Acquisitions and Executive Vice President of Lodging Development. From 1983 to 1986, Mr. Sullivan was chairman, president and chief executive officer of Tenly Enterprises, Inc., a privately held company operating 105 restaurants. Prior to 1983, he held senior management positions with Marriott Corp., Harrah’s Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heublein, Inc. He also was employed as a senior auditor with Arthur Andersen & Co. and served as a director of Classic Vacation Group, Inc. until its acquisition by Expedia, Inc. in March 2002. Mr. Sullivan received a B.S. in accounting from Boston College and an M.B.A. from the University of Connecticut. We believe that Mr. Sullivan adds value to our board of directors based on his extensive experience as an executive officer and director of multiple public and private companies both within and outside of our industry.

Term Expiring at the

2018 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with SeaSpine Holdings Corporation
Stuart M. Essig, Ph.D.	54	Lead Independent Director
Keith C. Valentine	48	President, Chief Executive Officer and Director

Stuart M. Essig, Ph.D. joined our board of directors in June 2015 and has served as our lead independent director since July 2015. Dr. Essig currently serves as managing director of Prettybrook Partners LLC, which he co-founded in 2012. He has served as chair of the board of directors of Integra since January 2012 and as a director since he joined Integra in December 1997. He was also Integra’s chief executive officer from December 1997 until January 2012. Before joining Integra, Dr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Dr. Essig had ten years of broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Dr. Essig has chaired audit, compensation and nominating and governance committees and served on the boards of several NASDAQ- and NYSE-listed companies ranging in size from several hundred million dollars to $20 billion in market capitalization. Dr. Essig currently serves on the board of directors of St. Jude Medical Corporation and Owens & Minor, Inc., and as chair of the board of directors of Breg, Inc. He is a founding investor-member of Tigerlabs, a Princeton-based business accelerator. He is an executive in residence at Cardinal Partners and a venture partner at Wellington Partners Advisory AG, both venture capital firms, and serves as a senior advisor to Water Street Healthcare Partners and TowerBrook Capital Partners. From March 2005 until August 2008, he served on the board of directors of Zimmer Holdings, Inc. and from 1998 to 2002 he served on the board of directors of Vital Signs, Inc. Dr. Essig has also served on the executive committee, nominating and governance committee and as treasurer of ADVAMED (the Advanced Medical Technology Association), a medical technology trade association. Dr. Essig is also involved in several non-profit charitable organizations, including from time to time having served on the governing bodies of such organizations. Dr. Essig received an A.B., magna cum laude, from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and Ph.D. in Financial Economics from the University of Chicago, Graduate School of Business. We believe that Dr. Essig adds value to our board of directors based on his extensive experience as a member of boards of directors of several private and public companies and his expertise in company-building in our industry.

Keith C. Valentine has served as our chief executive officer since May 2015, our president since July 2015 and joined our board of directors in July 2015.  Prior to SeaSpine, Mr. Valentine served as president and chief operating officer of NuVasive, Inc., a publicly held medical device company focused on developing minimally disruptive surgical products and procedures for the spine, from January 2007 to January 2015 and as president from December 2004 to January 2007, prior to which he served in various senior executive roles in marketing, development and operations since joining NuVasive in 2001. Previously, Mr. Valentine served as vice president of marketing at ORATEC Interventions, Inc., a medical device company acquired by Smith & Nephew PLC, and spent eight years in various roles with Medtronic Sofamor Danek, including, vice president of marketing for the rods division and group director for the BMP biologics program, the interbody sales development effort, and for international sales and marketing. Mr. Valentine serves on the board of directors of SI-BONE, Inc., a medical device company developing minimally invasive surgical devices for disorders of the sacroiliac joint, and Regentis Biomaterials Ltd., a privately held global biomaterials company developing tissue repair solutions. Mr. Valentine received a B.B.A. in management and biomedical sciences from Western Michigan University.  We believe that Mr. Valentine adds value to our board of directors based on his extensive experience as an executive officer and director of multiple public and private companies in our industry.

Board Independence

Our board of directors has determined that each of Drs. Blanchard, Bradley and Essig and Messrs. Fekete and Sullivan are independent under applicable NASDAQ Stock Market LLC, or Nasdaq, rules.

Board Leadership Structure

Our leadership is structured such that the chair of our board of directors and chief executive officer positions are separated. We separate the roles of chief executive officer and chair of the board of directors in recognition of the differences between the two roles.  The chief executive officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the chair of the board of directors sets the agenda for meetings of our board of directors and acts as an interface between our board of directors and senior leadership team. Mr. Stephenson, the chair of our board of directors, has extensive executive experience in the medical device industry generally, as well as the specific business segment in which we operate, and brings substantial experience and leadership that enhances the effectiveness of our board of directors as a whole. In addition, because Mr. Stephenson is not an independent director, our board of directors has designated Dr. Essig as lead independent director. As lead independent director, Dr. Essig serves as the primary liaison between the chief executive officer and the independent directors and presides over executive sessions of independent directors (outside the presence of management and non-independent directors).

Pursuant to our corporate governance guidelines, our board of directors may choose its chair in any manner that it deems to be in the best interests of our company. Our corporate governance guidelines do not require that we separate the roles of chair and chief executive officer or that we designate a lead independent director. However, our board of directors believes this leadership structure is appropriate for our Company at this time. Based on our current circumstances, this structure, together with our other corporate governance practices, provides strong independent oversight of management, while ensuring clear strategic alignment throughout the Company.

The Board’s Role in Risk Oversight

Our board of directors is responsible for oversight of risks facing our company, while our management is responsible for day-to-day management of risk. Our board of directors, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our board of directors, which oversee risks inherent in their respective areas of responsibility, reporting to our board of directors regularly and involving our board of directors as necessary. For example, the audit committee oversees our financial exposure and financial reporting related risks, and the compensation committee oversees risks related to our compensation programs and practices. Our board of directors as a whole directly oversees our strategic and business risk, including financial risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe our the leadership structure of our board of directors supports its role in risk oversight, with our executive officers responsible for assessing and managing risks facing our company on a day-to-day basis and the chair, lead independent director and other members of our board of directors providing oversight of such risk management.

Board of Directors Meetings

Our board of directors holds at least four regularly scheduled meetings per year and additional special meetings as necessary. Each director is expected to prepare for and attend all regularly scheduled and special meetings of the board and all committees on which the director sits (including separate meetings of independent directors), unless unusual circumstances make attendance impractical. The board of directors may also take action from time to time by written or electronic consent.  Our board of directors meets regularly outside the presence of management and the independent directors also hold regular executive sessions without management or any non-independent directors present. The lead independent director, currently Dr. Essig, chairs these executive sessions.

From our formation on February 12, 2015 until the Spin-Off on July 1, 2015, our board of directors did not hold any meetings but, instead, acted by written consent. From July 1, 2015 (the date of the Spin-Off) through December 31, 2015, our board of directors held three meetings; the audit committee held three meetings; the compensation committee held three meetings; and the nominating and corporate governance committee held one meeting. Each of the directors who served during the past year attended at least 75% of the aggregate of the total number of meetings of our board of directors and meetings of committees on which they served.

Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investors section of our website at www.seaspine.com. The current members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Cheryl R. Blanchard, Ph.D.	X	X*	—
Keith Bradley, Ph.D.	—	X	—
Stuart M. Essig, Ph.D.	—	—	X*
Michael Fekete	X*	—	X
John B. Henneman, III	—	—	—
Kirt C. Stephenson	—	—	—
James M. Sullivan	X	—	X
Keith C. Valentine	—	—	—

*	Indicates chair of the committee.

Audit Committee

The audit committee of our board of directors currently consists of Mr. Fekete, Dr. Blanchard and Mr. Sullivan.  Mr. Fekete serves as chair of the committee. All members of our audit committee meet the requirements for financial literacy under applicable SEC and Nasdaq rules. Our board of directors has determined that each of Mr. Fekete, Dr. Blanchard and Mr. Sullivan are “audit committee financial experts” under applicable SEC rules and that each has the financial sophistication required under applicable Nasdaq rules. Our board of directors also determined that all members of the audit committee are independent directors, under applicable SEC and Nasdaq rules, including Section 10A of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	appointing our independent registered public accounting firm;
•	reviewing the qualifications, independence and quality control procedures of our independent auditor and the experience and qualifications of the independent auditor’s senior personnel;
•	evaluating the performance of our independent registered public accounting firm;
•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters;
•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•

determining, based upon review of the annual audit and review of our annual financial statements, whether to recommend to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•

discussing with our internal counsel or outside counsel any legal matters brought to the attention of the audit committee that could reasonably be expected to have a material impact of our financial statements;

•	preparing the report with respect to our audited financial statements that the SEC requires for inclusion in each of our annual proxy statements;
•	reviewing and approving any related party transactions on an ongoing basis;
•	reviewing and reassessing, at least annually, our audit committee charter and submitting any recommended changes to the board of directors for its consideration; and
•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

Report of the Audit Committee Related of the Board of Directors

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. PricewaterhouseCoopers LLP, our independent registered public accounting firm for 2015, was responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The audit committee reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 that was filed with the SEC on March 16, 2016, or the Form 10-K. The audit committee also reviewed and discussed with PricewaterhouseCoopers LLP the audited financial statements in the Form 10-K. In addition, the audit committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Auditing Standard No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T. Additionally, PricewaterhouseCoopers LLP provided to the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence. The audit committee also discussed with PricewaterhouseCoopers LLP its independence from the Company.

In reliance on the reviews and discussions described above, the audit committee recommended to the Company’s board of directors that the audited financial statements be included in the Form 10-K and filed with the SEC. The audit committee and the Company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

The foregoing report has been furnished by the audit committee of our board of directors.

Respectfully submitted,

Michael Fekete, Chair

Cheryl R. Blanchard

James M. Sullivan

Compensation Committee

The compensation committee of our board of directors currently consists of Drs. Blanchard and Bradley. Dr. Blanchard serves as chair of the committee. Our board of directors has determined that all members of the compensation committee are independent directors, under applicable Nasdaq rules. The purpose of the compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executives.  The committee’s responsibilities include, among other things:

•	reviewing, at least annually, the overall compensation strategy, philosophy and practices of the Company;
•

reviewing and approving the corporate goals and objectives relating to the compensation of our chief executive officer, evaluating the performance of the chief executive officer in light of these goals, and determining and approving the compensation of the chief executive officer based on such evaluation;

•	reviewing and approving, at least annually, all elements of compensation of all other officers and directors, and certain other employees;
•	managing, reviewing and approving all annual bonus, long-term incentive compensation, stock option, employee pension, health and welfare benefit plans;
•	determining our policy with respect to change of control and “parachute” payments;
•	reviewing and approving, at least annually, the risk assessment of our compensation policies and practices;

•	evaluating the performance of the compensation committee and its members, including the compliance with its charter; and
•	reviewing and reassessing, at least annually, our compensation committee charter and submitting any recommended changes to the board of directors for its consideration.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors currently consists of Dr. Essig, and Messrs. Fekete and Sullivan. Dr. Essig serves as chair of the committee. Our board of directors has determined that all members of the nominating and corporate governance committee are independent directors under applicable Nasdaq rules. The purpose of the nominating and corporate governance committee is to assist our board of directors in discharging its responsibilities regarding the identification of qualified candidates to become directors, the selection and recommendation to the board of directors of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection and recommendation to the board of directors of candidates to fill any vacancies on our board of directors and any committees thereof, the development and recommendation to our board of directors of a set of corporate governance guidelines, oversight of evaluation of our board of directors and taking a leadership role in shaping our corporate governance polices.  The committee’s responsibilities include, among other things:

•	reporting and making recommendations to our board of directors concerning governance matters;
•	recommending the creation of additional committees of the board of directors or the elimination of certain committees;
•	evaluating the performance of the nominating and corporate governance committee and its members, including the compliance with its charter; and
•	reviewing and reassessing, at least annually, our nominating and corporate governance committee charter and submitting any recommended changes to the board of directors for its consideration.

Director Nomination Process

Director Qualifications

Our goal is to assemble a group of directors that collectively provide an appropriate balance of experience, skills and characteristics that enable our board of directors to fulfill its responsibilities.  In evaluating director nominees, the nominating and corporate governance committee and board of directors considers, among others, the following factors:

•	fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;
•	experience relevant to our industry and with relevant social policy concerns;
•	experience as a board member or executive officer of other companies; and
•	the ability to make independent analytical inquiries.

Other than consideration of the foregoing and other similar factors, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our Company and stockholders, including the number of other boards of directors on which an individual serves. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” under applicable SEC rules, and that a majority of the members of our board of directors are “independent” under applicable Nasdaq rules. The nominating and corporate governance committee also believes it appropriate for our president and chief executive officer to serve as a member of our board of directors.  Our directors’ performance and qualification criteria are reviewed annually by the nomination and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise. Before nominating a sitting director for reelection, the nominating and corporate governance committee will also consider the director’s performance on, participation in and contributions to the activities of our board of directors and the director’s past attendance at meeting.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee will take into account the advice and recommendations of other members of the board, the chief executive officer and other members of the Company’s senior leadership team, and, in its discretion, may seek third-party resources to assist in the selection and/or evaluation process. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our Company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. To date, we have not received director candidate recommendations from our stockholders. In the event that we do receive a director candidate recommendation from a stockholder, the nominating and corporate governance committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be a qualified candidate, it will, along with one or more members of the Company’s management team, interview the proposed nominee to determine whether he or she might be suitable to serve as a director. If, based on the criteria set forth above and our board of directors’ specific needs at such time, the nominating and corporate governance committee determines the proposed nominee would be a valuable addition to our board of directors, it will recommend to our board of directors such proposed nominee’s nomination. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our corporate governance guidelines and amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2017 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Compensation

Prior to the Spin-Off, SeaSpine did not compensate its directors for service in their capacity as our directors; however, in connection with the Spin-Off, we adopted a compensation program for our non-employee directors that consists of a combination of annual retainers and long-term equity-based compensation.

Cash Compensation

Under the program, each non-employee director is entitled to receive annual retainers in the following amounts, pro-rated for any partial year of service:

Chair Annual Retainer	$75,000
Non-Chair Director Annual Retainer	$50,000
Chair of Audit Committee Additional Annual Retainer	$15,000
Chair of Compensation Committee Additional Annual Retainer	$15,000
Chair of Nominating and Corporate Governance Committee Additional Annual Retainer	$15,000
Lead Independent Director Additional Annual Retainer	$25,000

Annual retainers generally will be paid in cash quarterly in arrears promptly following the end of the applicable calendar quarter, but in no event more than thirty (30) days after the end of such quarter.  Under the program in effect prior to March 30, 2016, non-employee directors were able to elect to receive a stock option in lieu of the director’s annual retainer for the applicable period. If a non-employee director timely elected to receive a stock option in lieu of the annual retainer, the option will cover a number of shares equal to the aggregate annual retainer divided by the per share grant date fair value of the option on the applicable grant date.

Effective March 30, 2016, our board of directors amended the program to provide that, commencing in 2017, non-employee directors will be able to elect to receive restricted stock in lieu of the director’s annual retainer. If a non-employee director timely elects to receive restricted stock in lieu of the annual retainer, the non-employee director will be granted such number of shares of restricted stock as is equal to the aggregate annual retainer divided by the per share fair market value of our common stock on the applicable grant date.  Restricted stock awards in lieu of annual retainers will be granted on the date of each annual stockholder meeting and generally will cover the twelve-month period thereafter, provided the non-employee director so elects by the last day of the calendar year preceding the date of such meeting.

Equity Compensation

Under the program in effect prior to March 30, 2016, each non-employee director who was serving on our board of directors as of the Spin-Off automatically received an option, referred to as a Distribution Option, to purchase a number of shares equal to the applicable dollar-denominated amount set forth in the table below, divided by the per share grant date fair value of the Distribution Option on the grant date. Distribution Options were granted on August 1, 2015.

Under the program in effect prior to March 30, 2016, each non-employee director who was serving on our board of directors as of the Spin-Off also received an option, referred to as an Initial Option, to purchase a number of shares equal to the applicable dollar-denominated amount set forth in the table below, divided by the per share grant date fair value of the Initial Option on the grant date. Initial Options were granted on August 1, 2015.

Under the amended program effective March 30, 2016, each non-employee director who is initially elected or appointed to serve on our board of directors after such date automatically will receive such number of shares of restricted stock, referred to as an Initial Award, as is determined by dividing the applicable dollar-denominated amount set forth in the table below by the per share fair market value of our common stock on applicable grant date. Initial Awards will be granted on the date on which the director is initially elected or appointed to service on our board of directors.

Each non-employee director serving on our board of directors as of the date of each annual shareholder meeting automatically will receive such number of shares of restricted stock, referred to as an Annual Award, as is determined by dividing the applicable dollar-denominated amount set forth in the table below by the per share fair market value of our common stock on the date of the applicable annual shareholder meeting.

The following table sets forth the dollar-denominated amount of each award described above.

Chair Distribution Option	$500,000
Lead Independent Director Distribution Option	$400,000
Non-Chair and Non-Lead Independent Director Distribution Option	$200,000
Chair Initial Option or Initial Award	$150,000
Non-Chair Initial Option or Initial Award	$100,000
Chair Annual Award	$150,000
Non-Chair Annual Award	$100,000

Except with respect to awards granted on January 1, 2016, which are described below, each award granted under the program (including awards granted in lieu of annual retainers) will vest and/or become exercisable with respect to 25% of the shares underlying the award on each quarterly anniversary of the applicable grant date, subject to continued service, and generally will have a term of ten years. In addition, each award will vest and/or become exercisable in full immediately prior to a change in control of our Company, subject to continued service until immediately prior to such change in control and will vest and/or become exercisable in full upon the director’s death or disability. If a director stands for reelection but is not reelected to our board of directors, any outstanding award then-held by the director will vest and/or become exercisable in full. Those members of our board of directors who elected to receive an equity award in lieu of their initial annual retainer received a stock option for approximately 50% of the value of the annual retainer on, and with a grant date of, August 1, 2015 and an additional stock option for approximately 50% of the value of the annual retainer on, and with a grant date of, January 1, 2016. The equity awards granted on January 1, 2016 will vest and become exercisable with respect to 50% of the shares underlying the option on February 1, 2016 and with respect to 25% of the shares underlying the option on each of May 1, 2016 and August 1, 2016.

The following table sets forth a summary of the compensation paid to our non-employee directors for the fiscal year ended December 31, 2015.

	Fees Earned	Option	Other
	or Paid in	Awards(3)	Compensation(4)
Name(1)	Cash(2) ($)	($)	($)	Total ($)
Cheryl R. Blanchard	32,500	300,000	-	332,500
Keith Bradley	25,000	330,345	-	355,345
Stuart M. Essig	45,000	2,698,447	-	2,743,447
Michael Fekete	32,500	300,000	-	332,500
John B. Henneman, III	25,000	516,434	-	541,434
Kirt C. Stephenson	37,500	649,999	200,293	887,792
James M. Sullivan	25,000	371,662	-	396,662

(1)

Keith Valentine, our president and chief executive officer, is not included in this table because he is an employee and thus receives no compensation for his service as a director. The compensation received by Mr. Valentine as an employee is shown in the Summary Compensation Table below.

(2)

Each of Dr. Bradley and Messrs. Essig, Fekete, Henneman and Sullivan elected to receive stock options to purchase 4,505, 8,108, 5,856, 4,505, and 4,505 shares, respectively, of our common stock in lieu of the portion of the annual retainer payable to such non-employee director in 2015.  These stock options were granted on August 1, 2015 and vest as to 25% of the underlying shares on November 1, 2015 and the remaining 75% in equal quarterly installments thereafter. The grant date fair value of these stock options was $25,000, $45,000,

$32,500, $25,000 and $25,000 respectively, as determined in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC Topic 718). See Note 6 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for details as to the assumptions used to determine the fair value of the option awards. Amounts shown are based on the full grant date fair value of the entire award, regardless of vesting requirements.

(3)

Represents the grant date fair value of option awards granted to our non-employee directors during 2015 determined in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC Topic 718) (other than the stock options granted in lieu of the portion of the annual retainer payable to such non-employee director in 2015, as described in footnote 2 above). See Note 6 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for details as to the assumptions used to determine the fair value of the option awards. Amounts shown are based on the full grant date fair value of the entire award, regardless of vesting requirements. As of December 31, 2015, our non-employee directors held the following stock options:  Dr. Blanchard, 54,054 options; Dr. Bradley, 56,663 options (which number includes 2,609 SeaSpine options which were originally granted to Dr. Bradley by Integra and converted to SeaSpine options in connection with the Spin-Off); Dr. Essig, 272,772 options (which number includes 182,682 SeaSpine options which were originally granted to Dr. Essig by Integra and converted to SeaSpine options in connection with the Spin-Off); Mr. Fekete, 54,054 options; Mr. Henneman 71,452 options (which number includes 17,398 SeaSpine options which were originally granted to Mr. Henneman by Integra and converted to SeaSpine options in connection with the Spin-Off); Mr. Stephenson, 117,117 options; and Mr. Sullivan, 61,025 options (which number includes 6,971 SeaSpine options which were originally granted to Mr. Sullivan by Integra and converted to SeaSpine options in connection with the Spin-Off). For more information about the treatment of Integra equity awards in the Spin-Off, see “Treatment of Integra Equity Awards in the Spin-Off” above.

(4)	Represents consulting fees paid by Integra to Mr. Stephenson prior to the Spin-Off for consulting services provided prior to the Spin-Off.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meeting, we encourage all of our directors to attend.

Communications with our Board of Directors

Our stockholders wishing to address questions regarding the business affairs of the Company directly to our board of directors, or any individual director, should submit the inquiry in writing to:

SeaSpine Holdings Corporation

Attn: Investor Relations

5770 Armada Drive,

Carlsbad, CA 92008

Stockholders should indicate that they are a stockholder of the Company. Depending on the subject matter, investor relations will (alone or in concert with other personnel of the Company, as appropriate): (1) forward the inquiry to the chair of our board of directors or the lead independent director, as appropriate, who may forward the inquiry to a particular director if the inquiry is directed towards a particular director; (2) forward the inquiry to the appropriate personnel within the Company; for instance, if it is primarily commercial in nature; (3) attempt to handle the inquiry directly; for instance, if it is a request for information about the Company or a stock-related matter; or (4) Not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.

Corporate Governance

Our code of conduct, corporate governance guidelines, audit committee charter, compensation committee charter and nominating and corporate governance committee charter are available, free of charge, under the Investors section of our website at www.seaspine.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our Company’s other corporate governance documents, free of charge, to any stockholder upon written request to SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008.

Vote Required; Recommendation of the Board of Directors

If a quorum is present at the annual meeting, the three nominees receiving the highest number of votes will each be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF KEITH BRADLEY, MICHAEL FEKETE AND JOHN B. HENNEMAN, III. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARD.

PROPOSAL 2:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2015 INCENTIVE AWARD PLAN

We are asking our stockholders to vote for approval of our amended and restated 2015 Incentive Award Plan.  The 2015 Incentive Award Plan as in effect prior to January 27, 2016 is referred to herein as the “2015 Plan.”  On January 27, 2016, our board of directors approved an amendment and restatement of the 2015 Plan, pursuant to which the share reserve was increased by 300,000 shares over the original share reserve under the 2015 Plan, and on March 30, 2016, our board of directors approved a further amendment and restatement of the 2015 Plan, pursuant to which the share reserve was increased by an additional 1,209,500 shares of our common stock, in each case subject to stockholder approval. The final amended and restated 2015 Plan, incorporating all of these amendments, is referred to in this proposal as the “Restated Plan.”

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself. The Restated Plan is attached to this Proxy Statement as Appendix A.

Description of Proposed Amendments

Increase in Share Reserve.  We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders.

The aggregate number of shares that may be issued or transferred pursuant to awards under the 2015 Plan was the sum of (1) the number of shares that may be issuable upon exercise or vesting of the Adjusted Awards (as defined below) and (2) 2,000,000 shares.

Under the Restated Plan, an aggregate of 1,509,500 additional shares will be reserved for issuance under the Restated Plan relative to the share reserve under the 2015 Plan, consisting of 300,000 shares from the January 27, 2016 amendment and 1,209,500 shares from the March 30, 2016 amendment.

Between January 27, 2016 and April 1, 2016, we granted to 16 employees, including the executive officers, stock options to purchase an aggregate of 609,099 shares of our common stock, which awards were granted, in part, out of the share reserve increases approved by our board of directors under the Restated Plan and, in part, out of the remaining share reserve under the 2015 Plan, but all of which were granted subject to stockholder approval (the “Contingent Options”). After giving effect to the Contingent Options, and assuming approval of this proposal, as of April 1, 2016, a total of 1,151,512 shares remained available for issuance under the Restated Plan. In the event stockholder approval of the Restated Plan is not obtained, all of the Contingent Options will automatically be forfeited, the Restated Plan will cease to be effective and the original 2015 Incentive Award Plan in effect prior to the adoption of the amendments on January 27, 2016 and March 30, 2016, and all outstanding awards granted out of the original 2,000,000 share reserve under the original 2015 Plan (other than any Contingent Options), will continue in full force and effect.

The 2015 Plan was first adopted by our board of directors and approved by Integra, our sole stockholder prior to the Spin-Off, in 2015.   Prior to the Spin-Off, Integra had stock options, restricted stock awards, performance stock awards, contract stock awards and restricted stock units outstanding under three plans, the 2000 Equity Incentive Plan, the 2001 Equity Incentive Plan, and the 2003 Equity Incentive Plan. In connection with the Spin-Off, certain Integra equity awards were converted to SeaSpine equity awards under the 2015 Plan (these awards are referred to as “Adjusted Awards”). In general, each Adjusted Award is subject to the same terms and conditions as were in effect prior to the Spin-Off.

All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Certain Transactions and Terminations.”

Incentive Stock Option Limitations. The Restated Plan provides that the maximum number of shares that may be issued pursuant to incentive stock options, or “ISOs,” will be 3,509,500, increased from 2,000,000 shares under the 2015 Plan. In addition, the Restated Plan provides that ISOs may be granted under the Restated Plan through January 26, 2026.

Stockholder Approval Under Section 162(m) of the Code.  Our stockholders are being asked to approve the Restated Plan to satisfy the stockholder approval requirements of Section 162(m), or Section 162(m), of the Internal Revenue Code of 1986, as amended, or the Code, and to approve the material terms of the performance goals for awards that may be granted under the Restated Plan as required under Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” (referred to herein as “QPBC”) under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of QPBC for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Restated Plan is discussed below, and stockholder approval of this proposal is intended to constitute approval of the material terms of the Restated Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the Restated Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Restated Plan to qualify for the QPBC exemption under Section 162(m), and submission of the material terms of the Restated Plan performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Restated Plan. Nothing in this proposal precludes us or the plan administrator from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

The table below presents information about the number of shares that were subject to various outstanding equity awards under the 2015 Plan and the Restated Plan, and the shares remaining available for issuance under such plans, each as of April 1, 2016. Other than our employee stock purchase plan, we do not maintain any other equity incentive plans.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
Original share reserve under 2015 Plan	2,000,000	18.0%	$28,980,000
Options outstanding
Adjusted Awards	361,204	3.3%	$5,233,846
Options granted under 2015 Plan	1,748,889	15.8%	$25,341,402
Weighted average exercise price of outstanding options			$14.85
Weighted average remaining term of outstanding options			7.09 years
Contingent Options	609,099	5.5%	$8,825,845
Weighted average exercise price of Contingent Options			$14.17
Weighted average remaining term of Contingent Options			7.85 years
Restricted stock awards and restricted stock units outstanding
Adjusted Awards	99,711	0.9%	$1,444,812
Proposed aggregate increase to share reserve pursuant to Restated Plan	1,509,500	13.6%	$21,872,655
Shares remaining available for grant assuming approval of the Restated Plan	1,151,512	10.4%	$16,685,409

(1)	Based 11,092,931 shares of our common stock outstanding as of April 1, 2016.
(2)	Based on the closing price of our common stock on April 1, 2016 of $14.49 per share.

In determining whether to approve the Restated Plan, including the proposed increase to the share reserve under the Restated Plan over the share reserve under the 2015 Plan, our board of directors considered the following:

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The share reserve under the Restated Plan (including the increases from both the January 27, 2016 and March 30, 2016 amendments) represents an aggregate increase of 1,509,500 shares from the aggregate number of shares reserved for issuance under the 2015 Plan.

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In determining the size of the share reserve under the Restated Plan, our board of directors considered the number of equity awards granted by our company under the 2015 Plan since the Spin-Off (not including the 460,915 Adjusted Awards outstanding as of April 1, 2016). In fiscal year 2015, equity awards representing a total of approximately 1,611,956 shares were granted under the 2015 Plan (not including the Adjusted Awards), for an annual equity burn rate of 14.5%. Equity burn rate is calculated by dividing (1) the number of shares subject to equity awards granted during the fiscal year by (2) the number of shares outstanding at the end of the period (we had 11,102,224 shares of our common stock outstanding as of December 31, 2015).

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We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for approximately two years, assuming we continue to grant awards consistent with our current practices and historical usage (although we expect future annual usage will be less than 2015 due to the large number of initial awards made in connection with the Spin-Off), as reflected in our historical burn rate (although we expect to shift the form of equity awards granted to employees, consultants and directors from primarily stock options to primarily restricted stock units, for our directors, commencing with the 2016 annual meeting and, for employees, in 2017), and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards under the 2015 Plan, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

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In fiscal year 2015, the end of year overhang rate was approximately 18.0% (which overhang rate was 21.9% if Adjusted Awards were included). If the Restated Plan is approved, we expect our overhang at the end of 2016 will be approximately 31.6% (which overhang rate would be 35.5% if Adjusted Awards are included). Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year (we had 11,102,224 shares of our common stock outstanding as of December 31, 2015).

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our board of directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

Compensation and Governance Best Practices

The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:

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No Increase to Shares Available for Issuance without Stockholder Approval.  Without stockholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•	No Single-Trigger Vesting of Awards. The Restated Plan does not have single-trigger accelerated vesting provisions for changes in control.
•	Limitations on Dividend Payments on Performance Awards. Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.
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Limitations on Grants. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Restated Plan during any calendar year is 500,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. The maximum amount that may be paid in cash to any one participant during any calendar year pursuant to awards initially payable in cash granted under the Restated Plan is $2,500,000.

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No Repricing or Replacement of Options or Stock Appreciation Rights.  The Restated Plan prohibits, without stockholder approval: (1) the amendment of options or stock appreciation rights to reduce the exercise price, and (2) the replacement of an option or stock appreciation right with cash or any other award when the exercise or base price per share of the option or stock appreciation right exceeds the fair market value of the underlying shares, except with respect to any Substitute Award (as defined in "Limitations on Awards and Shares Available" below).

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No In-the-Money Option or Stock Appreciation Right Grants.  The Restated Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

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Independent Administration.  The compensation committee of our board of directors, which consists of only non-employee directors, generally will administer the Restated Plan if it is approved by stockholders, and only our compensation committee may make grants of awards to persons who are subject to Section 16 of the Exchange Act and persons who are "covered employees" within the meaning of Section 162(m) of the Code. Our compensation committee may delegate certain of its duties and authorities to a subcommittee of our board of directors and/or our officers for awards to certain non-executive employees.

Stockholder Approval Requirement

Stockholder approval of the Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of Nasdaq, (2) take tax deductions for certain compensation resulting from awards granted thereunder intended as QPBC under Section 162(m) of the Code, as discussed above, and (3) grant ISOs thereunder.

If the Restated Plan is not approved by our stockholders, the Restated Plan will cease to be effective, the original 2015 Incentive Award Plan in effect prior to the amendments approved by our board of directors on January 27, 2016 and March 30, 2016 will continue in full force and effect, and we may continue to grant awards under the original 2015 Incentive Award Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.  In addition, all of the Contingent Options subject to stockholder approval will terminate.

Summary of the Restated Plan

Purpose

The purpose of the Restated Plan is to promote our success and enhance our value by linking the individual interests of the members of our board of directors and our employees and consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The Restated Plan is further intended to provide us flexibility in our ability to motivate, attract, and retain the services of the members of our board of directors, our employees and our consultants upon whose judgment, interest, and special effort the successful conduct of our business is largely dependent.

Administration

The Restated Plan will be administered by the compensation committee of our board of directors, which may delegate its duties and responsibilities to a subcommittee of our board of directors and/or officers for awards to certain non-executive employees, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The full board of directors will administer the Restated Plan with respect to awards to members of the board of directors. Our compensation committee, or the board of directors, as applicable, is referred to as the "plan administrator" of the Restated Plan. The plan administrator will have the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Restated Plan, subject to its express terms and conditions.

Eligibility

Employees, consultants and directors of SeaSpine and our affiliates are eligible to receive awards under the Restated Plan. In addition, any person who received an Adjusted Award, will participate in the Restated Plan to the extent they hold Adjusted Awards. As of April 1, 2016, we had approximately 306 employees, 40 consultants, and 7 non-employee directors, who were eligible to participate in the 2015 Plan and/or held Adjusted Awards and who will be eligible to participate in the Restated Plan.

Limitation on Awards and Shares Available

The aggregate number of shares that may be issued or transferred pursuant to awards under the Restated Plan is the sum of (1) the number of shares that may be issuable upon exercise or vesting of the Adjusted Awards and (2) 3,509,500 shares, which shares may be authorized but unissued shares, or shares purchased in the open market. The aggregate number of shares that were eligible to be issued or transferred pursuant to awards under the 2015 Plan prior to the January 27, 2016 and March 30, 2016 amendments was the sum of (1) the number of shares that may be issuable upon exercise or vesting of the Adjusted Awards and (2) 2,000,000 shares

If an award under the Restated Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Restated Plan. In addition, shares tendered or withheld to satisfy tax withholding obligations associated with an award will be used again for new grants under the Restated Plan. However, the following shares may not be used again for grant under the Restated Plan: (1) shares tendered by a participant or withheld by us in payment of the exercise price of an option; (2) shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) shares purchased on the open market with the cash proceeds from the exercise of options.

Awards granted under the Restated Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Restated Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one person pursuant to the Restated Plan during any calendar year is 500,000 and the maximum amount that may be paid under a cash award pursuant to the Restated Plan to any one participant during any calendar year period is $2,500,000. The maximum number of shares that may be issued under the Restated Plan upon the exercise of ISOs is 3,509,500.

All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Certain Transactions and Terminations.”

Awards

The Restated Plan provides for the grant of stock options, including ISOs and nonqualified stock options or NSOs, restricted stock, dividend equivalents, stock payments, RSUs, performance shares, other incentive awards, SARs, and cash awards. Certain awards under the Restated Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Restated Plan will be set forth in written or electronic award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

Stock options, including ISOs, as defined under Section 422 of the Code, and non-qualified stock options may be granted pursuant to the Restated Plan. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

SARs may be granted pursuant to the Restated Plan. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

Restricted stock, RSUs and performance shares may be granted pursuant to the Restated Plan. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In addition, with respect to performances shares and shares of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are satisfied and the shares vest.

Dividend equivalents may be granted pursuant to the Restated Plan, except that no dividend equivalents may be payable with respect to stock options or SARs pursuant to the Restated Plan. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards, other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents may not be paid on awards subject to performance vesting conditions granted under the Restated Plan unless and until such conditions are met.

Stock payments, other incentive awards and cash awards may be granted pursuant to the Restated Plan. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

Performance awards may also be granted pursuant to the Restated Plan. Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to constitute QPBC within the meaning of Section 162(m) of the Code, in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m) of the Code.

Performance-based compensation under Section 162(m). Section 162(m) of the Code imposes a $1,000,000 cap on the tax deduction that a public company may take in respect of compensation paid to its “covered employees” (which includes its chief executive officer and its next three most highly compensated employees other than its chief financial officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC. QPBC performance criteria may be used with respect to performance awards that are not intended to constitute QPBC. In addition, the Company may issue awards that are not intended to constitute QPBC, even if such awards might be non-deductible as a result of Section 162(m) of the Code.

In order to constitute QPBC under Section 162(m) of the Code, in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our compensation committee and linked to stockholder-approved performance criteria. For purposes of the Restated Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) year-end cash; (viii) return on assets or return on net assets; (ix) asset turnover; (x) return on capital (or invested capital) and cost of capital; (xi) return on stockholders’ equity; (xii) total stockholder return; (xiii) return on sales; (xiv) gross or net sales; (xv) return on capital; (xvi) gross or net profit or operating or income margin; (xvii) costs, reductions in costs and cost control measures; (xviii) expenses; (xix) working capital; (xx) earnings or loss per share; (xxi) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xxii) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxiii) implementation or completion of critical projects; (xxiv) market share; (xxv) economic value or economic value added; (xxvi) asset or inventory turnover; (xxvii) cost or expenses; (xxviii) mergers and acquisition integration; (xxix) financial and other capital-raising transactions; (xxx) increase in customer base or customer retention, satisfaction and/or growth; (xxxi) employee satisfaction; (xxxii) recruiting and maintaining personnel; (xxxiii) environmental health and safety; (xxxiv) diversity; and (xxxv) quality, any of which may be measured either in absolute terms for us or any subsidiary, division or business unit of SeaSpine or an individual or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The achievement of each performance goal will be determined in accordance with applicable accounting standards. At the time of grant, our compensation committee may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Such adjustments may include: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xx) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or business conditions. For all awards intended to qualify as QPBC, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

Director Compensation

During the term of the Restated Plan, our board of directors may establish compensation for non-employee directors, subject to the limitations in the Restated Plan. The current director compensation policy is described under “Director Compensation” above.  Our board of directors will from time to time determine the terms, conditions and amounts of all such non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, which adjustments may be undertaken without stockholder approval.

Certain Transactions and Terminations

The plan administrator has broad discretion to take action under the Restated Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Restated Plan and outstanding awards. In the event of a change in control of SeaSpine (as defined in the Restated Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change of control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.

In addition, in the event that a change in control occurs and the participant incurs a qualifying termination on or within twelve months following the date of such change in control, each outstanding award held by a participant, other than any award subject to performance vesting, will become fully vested (and, as applicable, exercisable) upon such qualifying termination.

In the event of a participant’s death or disability, all restrictions on such participant’s restricted stock award (other than restricted stock granted to participants in France) will lapse and such restricted stock will vest.

Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments

The plan administrator may modify award terms, establish sub-plans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside the U.S. All awards will be subject to the provisions of any claw-back policy implemented by SeaSpine to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Restated Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Restated Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Amendment and Termination; Repricing Without Stockholder Approval Prohibited

Our board of directors may amend or terminate the Restated Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the stock option or SAR price per share exceeds the fair market value of the underlying shares. No ISOs may be granted under the Restated Plan after January 26, 2026; however, the Restated Plan does not have a specified expiration date and will otherwise continue in effect until terminated by SeaSpine.

U.S. Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences to U.S. taxpayers and us of awards granted to U.S. taxpayers under the Restated Plan. Tax consequences for any particular individual may be different.

If an optionee is granted a non-qualified stock option under the Restated Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The optionee's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock at the time the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value at the time of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment based on the fair market value of the award at such time. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to “covered employees.”

Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

QPBC is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the material terms of the plan are disclosed to and approved by the stockholders, (4) for stock options and SARs, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than stock options and SARs, established performance criteria must be met before the award actually will vest or be paid, and (5) in the case of awards other than stock options and SARs, our compensation committee has certified that the performance goals have been met prior to payment.

The Restated Plan is designed to permit our compensation committee to grant awards which may qualify as QPBC under Section 162(m); however, awards granted under the Restated Plan will only be treated as QPBC under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). As one of the factors in its decisions regarding grants under and administration of the Restated Plan, our compensation committee will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond our compensation committee’s control may also affect the deductibility of compensation. For these and other reasons, our compensation committee may make grants that do not qualify for the performance exception and our tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m).

Plan Benefits

Plan Benefits. The following table sets forth the aggregate number of shares subject to awards granted under the 2015 Plan since inception to the individuals and groups listed below.

Name or Group	Number of Shares Underlying Options Granted (#)	Number of Shares Underlying Adjusted Awards (#)
Keith Valentine	325,000	-
John Bostjancic	62,000	19,099
John Winge	40,000	5,047
Brian Larkin	-	-
All Current Executive Officers as a Group (5 persons)	522,000	24,146
All Current Non-Employee Directors as a Group (7 persons)	528,489	209,660
All Current Non-Executive Officer Employees as a Group (301 persons)	698,400	30,336

New Plan Benefits. On January 27, 2016, we granted to 8 employees, including the executive officers, an aggregate of 523,449 Contingent Options, subject to obtaining stockholder approval of the Restated Plan. The Contingent Options granted on January 27, 2016 vest in equal quarterly installments over four years, with the first installment vesting on March 31, 2016; provided that in no event will the Contingent Options vest prior to the first anniversary of the employee’s first day of employment (at which time all Contingent Options that would have vested but for this one-year cliff will vest). Between March 1, 2016 and April 1, 2016, inclusive, we granted 9 employees an aggregate of 85,650 Contingent Options with 23,650 Contingent Options granted on March 1, 2016 and 62,000 Contingent Options granted on April 1, 2016), subject to obtaining stockholder approval of the Restated Plan. The Contingent Options granted between March 1, 2016 and April 1, 2016 vest either, for recently hired employees, as to 25% of the underlying shares on the applicable grant date and the remaining 75% in twelve substantially equal quarterly installments thereafter, or, for other employees, as described above with respect to the Contingent Options granted on January 27, 2016.

The following table sets forth information pertaining to the Contingent Options as of April 1, 2016.  In the event stockholder approval of the Restated Plan is not obtained, all of the Contingent Options will be automatically forfeited.

Name or Group	Number of Shares Underlying Contingent Options Granted (#)
Keith Valentine	149,074
John Bostjancic	64,599
John Winge	59,562
Brian Larkin	-
All Current Executive Officers as a Group (5 persons)	390,902
All Current Non-Employee Directors as a Group (7 persons)	-
All Current Non-Executive Officer Employees as a Group (301 persons)	218,197

Our non-employee directors are eligible to receive automatic equity awards under our director compensation policy, in the amounts and as described under the heading “Director Compensation” above and will be eligible to receive awards under the Restated Plan pursuant to such policy, which description is incorporated by reference into this proposal.

All other future awards under the 2015 Plan and the Restated Plan are within the discretion of the plan administrator and the benefits of such awards are, therefore, not determinable.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the amendment and restatement of the Company’s 2015 Incentive Award Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2015 INCENTIVE AWARD PLAN. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP audited SeaSpine’s financial statements for the fiscal year ending December 31, 2015.One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation, or the Company’s amended and restated bylaws. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services rendered for 2015 for the period subsequent to July 1, 2015 (the date of the Spin-Off), by PricewaterhouseCoopers LLP, our independent registered public accounting firm.  Prior to the Spin-Off, Integra paid for all accounting fees and other services provided by PricewaterhouseCoopers LLP.

Year Ended December 31, 2015
Audit Fees(1)	$1,035,279
Audit Related Fees(2)	-
Tax Fees(3)	5,000
All Other Fees(4)	1,800
$1,042,079

(1)

Audit Fees consist of fees billed for professional services performed by PricewaterhouseCoopers LLP since the Spin-Off for audit and the review of our quarterly reports on Form 10-Q, statutory audits, and related services that are normally provided in connection with regulatory filings or engagements.

(2)	We did not engage PricewaterhouseCoopers LLP to perform audit-related services.
(3)	Tax Fees consist of fees for professional services rendered by PricewaterhouseCoopers LLP for general consultation regarding local tax matters in 2015.
(4)	Represents annual licensing fees for an accounting database subscription.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Under the audit committee charter, the audit committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of such services.

Our management submits requests for approval in writing to the audit committee, which reviews such requests and approves or declines to approve the requests. The audit committee’s pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the audit committee regarding the Company’s engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the audit committee is informed of each service provided and such policies and procedures do not include delegation of the audit committee’s responsibilities under the Exchange Act to the Company’s management.

The audit committee may delegate to one or more designated members of the audit committee the authority to grant pre-approvals, provided that such approvals are presented to the audit committee at a subsequent meeting. If the audit committee elects to establish pre-approval policies and procedures regarding non-audit services, the audit committee must be informed of each non-audit service provided by the Company’s independent registered public accounting firm.

The audit committee pre-approved all audit and permitted non-audit services provided by PricewaterhouseCoopers LLP in fiscal year 2015 and will do so for all audit and non-audit services provided by PricewaterhouseCoopers LLP in fiscal year 2016, as well.  The audit committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. This proposal is a routine proposal on which a broker or other nominee has discretionary authority to vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2016, for:

•	each person or group of affiliated persons who, to our knowledge, owns more than 5% of our common stock;
•	each of our named executive officers (as defined below);
•	each of our directors; and
•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after March 31, 2016 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us, that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 11,092,931 shares of our common stock issued and outstanding on March 31, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after March 31, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the address for each person listed in the table below is c/o SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Beneficial Owners:
Richard E. Caruso(1)	2,066,104	19%
Broadfin Capital, LLC(2)	1,000,007	9%
BlackRock, Inc.(3)	801,905	7%
Bridger Healthcare, Ltd.(4)	618,684	6%
Entities affiliated with HealthCore Management, L.P.(5)	604,000	5%
Adage Capital Partners, L.P.(6)	563,888	5%

Directors and Named Executive Officers:
Kirtley (Kirt) C. Stephenson(7)	97,637	1%
Stuart M. Essig(8)	645,574	6%
Cheryl R. Blanchard(9)	40,540	*
Keith Bradley(10)	53,148	*
Michael Fekete(11)	48,693	*
John B. Henneman, III(12)	73,103	1%
James M. Sullivan(13)	61,003	1%
Keith C. Valentine(14)	234,439	2%
John J. Bostjancic(15)	30,374	*
John J. Winge(16)	21,659	*
Brian Larkin	-	-
All Current Directors and Executive Officers as a Group (12 persons)	1,322,248	12%

*	Represents beneficial ownership of less than 1%.
(1)

Includes 1,997,068 shares of common stock held by Tru St Partnership, L.P., a Pennsylvania limited partnership (“Tru St”). Also includes 7,779 shares of common stock held by Provco Leasing Corporation (“Provco”), of which Dr. Caruso is President and sole director and 24,382 shares of common stock held by The Uncommon Individual Foundation, of which Dr. Caruso is the Chief Executive Officer. Provco is the corporate general partner of Tru St. Dr. Caruso may be deemed to have shared voting and dispositive power over the shares held by Tru St, Provco and The Uncommon Individual Foundation. Also includes 16,223 shares of common stock and 20,652 shares of common stock that Dr. Caruso has the right to acquire pursuant to outstanding options which are exercisable within 60 days following March 31, 2016. Dr. Caruso disclaims beneficial ownership of the shares held by Tru St, Provco and The Uncommon Individual Foundation, except to the extent of his pecuniary interest therein. Dr. Caruso’s address is c/o The Provco Group, LTD, 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085. Provco’s address is 1105 N. Market Street, Suite 602, Wilmington, DE 19801. Tru St.’s address is 795 East Lancaster Avenue, Suite 200, Villanova, PA 19085.  Information regarding these shares is based in part on the Schedule 13G filed by Richard E. Caruso, Ph.D. with the SEC on February 2, 2016.

(2)

Broadfin Capital, LLC (“Broadfin”) has shared voting power and shared dispositive power over all of the 1,000,007 shares with Broadfin Healthcare Master Fund, Ltd. (“Broadfin Master Fund”) and Kevin Kotler.  Kevin Kotler is managing member of Broadfin and a director of Broadfin Master Fund.  Broadfin’s address is 300 Park Avenue, 25th Floor, New York, NY 10022.  Broadfin Master Fund’s address is 20 Genesis Close,

Ansbacher House, 2nd Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands.  Mr. Kotler’s address is c/o Broadfin Capital, LLC, 300 Park Avenue, 25th Floor, New York, NY 10022.  The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by Broadfin with the Securities and Exchange Commission on February 12, 2016.

(3)

BlackRock, Inc. has sole voting power of 752,798 shares and sole dispositive power over all of the 801,905 shares. Blackrock’s address is 55 East 52nd Street, New York, NY 10055.  The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 28, 2016.

(4)

Bridger Healthcare, Ltd. has shared voting power and shared dispositive power over all of the 618,864 shares.  Bridger Management, LLC is the investment advisor to Bridger Healthcare, Ltd. Roberto Mignone is the manager of Bridger Management, LLC and Blake Goodner is the portfolio manager of Bridger Healthcare, Ltd.  Each of Bridger Management, LLC, Mr. Mignone and Mr. Goodner may be deemed to share beneficial ownership over the shares reported by Bridger Healthcare, Ltd.  The address of Bridger Healthcare, Ltd. is c/o Morgan Stanley Fund Services (Cayman) Ltd., Cricket Square, 2nd Floor, Boundary Hall, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands.  The address of each of Bridger Management, LLC, Mr. Mignone and Mr. Goodner is 90 Park Avenue – 40th Floor, New York, NY 10016.  Each of such persons disclaims beneficial ownership of such shares in excess of their actual pecuniary interest therein.  The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by Bridger Healthcare, Ltd. with the Securities and Exchange Commission on February 16, 2016.

(5)

Collectively, HealthCor Offshore Master Fund, L.P. and HealthCor Sanatate Offshore Master Fund, L.P. (each a "Fund" and together, the "Funds") are the beneficial owners of a total of 604,000 shares of the common stock of SeaSpine.  HealthCor Offshore GP, LLC is the general partner of HealthCor Offshore Master Fund, L.P. Accordingly, HealthCor Offshore GP, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Group, LLC is the managing member of HealthCor Offshore GP, LLC and, therefore, may be deemed to beneficially own the shares of Common Stock that are beneficially owned by HealthCor Offshore Master Fund, L.P.  HealthCor Offshore II GP, LLC is the general partner of HealthCor Sanatate Offshore Master Fund, L.P. Accordingly, HealthCor Offshore II GP, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Sanatate Offshore Master Fund, L.P. HealthCor Group, LLC is the managing member of HealthCor Offshore II GP, LLC and, therefore, may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Sanatate Offshore Master Fund, L.P.  By virtue of its position as the investment manager of the Funds, HealthCor Management, L.P. may be deemed a beneficial owner of all the shares of common stock owned by the Funds. HealthCor Associates, LLC is the general partner of HealthCor Management, L.P. and thus may also be deemed to beneficially own the shares of Common Stock that are beneficially owned by the Funds.  As the Managers of HealthCor Associates, LLC, Arthur Cohen and Joseph Healey exercise both voting and investment power with respect to the shares of Common Stock reported herein, and therefore each may be deemed a beneficial owner of such Common Stock.  Each of such persons disclaims beneficial ownership of such shares in excess of their actual pecuniary interest therein. The address of each of the entities affiliated with HealthCor Management, L.P. is Carnegie Hall Tower, 152 West 57th Street, 43rd Floor, New York, New York 10019.  The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by Bridger Healthcare, Ltd. with the Securities and Exchange Commission on February 16, 2016.

(6)

Adage Capital Partners, L.P. (“ACP”) has shared voting power and shared dispositive power over all of the 563,888 shares.  Adage Capital Partners GP, L.L.C. ("ACPGP") is the general partner of ACP and Adage Capital Advisors, L.L.C. (“ACA”) is the managing member of ACPGP.  Robert Atchinson and Phillip Gross are each managing members of ACA, managing members of ACPGP and general partners of ACP.  ACP has the power to dispose of and the power to vote the shares of Common Stock beneficially owned by it, which power may be exercised by ACPGP as its general partner.  ACA, as managing member of ACPGP, directs ACPGP's operations. Neither ACPGP nor ACA directly own any of the shares of common stock beneficially owned by ACP.  Mr. Atchinson and Mr. Gross, as managing members of ACA, have shared power to vote the shares of common stock beneficially owned by ACP.  Neither Mr. Atchinson nor Mr. Gross directly own any shares of common stock of SeaSpine.  By reason of the provisions of Rule 13d-3 of the Exchange Act, each of ACPGP, ACP, Mr. Atchinson and Mr. Gross may be deemed to beneficially own the shares beneficially owned by ACP.  ACA’s address is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.  The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by ACP with the Securities and Exchange Commission on February 5, 2016.

(7)

Includes 9,700 shares of common stock held by the Kirtley & Leslie Stephenson 2014 Trust, of which Mr. Stephenson is a trustee. Mr. Stephenson has shared investment power over 9,700 shares of common stock held by the Kirtley & Leslie Stephenson 2014 Trust. Also includes 100 shares of common stock held by Mr. Stephenson and 87,837 shares of common stock that Mr. Stephenson has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2016.

(8)     Includes 32,550 shares of common stock held by the Essig Enright Family Foundation, of which Dr. Essig is a trustee, and 32,550 shares of common stock held by the Stuart M. Essig 2007 Family Trust. Dr. Essig has shared investment power over 65,100 shares of common stock held by the Essig Enright Family Foundation and the Stuart M. Essig 2007 Family Trust. Also includes 318,936 shares of common stock held by Dr. Essig and 261,538 shares of common stock that Dr. Essig has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2016.

(9)  Consists of 40,540 shares of common stock that Dr. Blanchard has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2016.

(10)

Consists of 3,727 shares of common stock held by Mr. Bradley and 49,421 shares of common stock that Dr. Bradley has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2016.

(11)   Consists of 48,693 shares of common stock that Mr. Fekete has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2016.

(12)   Consists of 8,893 shares of common stock held by Mr. Henneman and 64,210 shares of common stock that Mr. Henneman has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2016.

(13)

Consists of 7,220 shares of common stock held by Mr. Sullivan and 53,783 shares of common stock that Mr. Sullivan has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2016.

(14)   Consists of 153,189 shares of common stock held by Mr. Valentine and 81,250 shares of common stock that Mr. Valentine has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2016.

(15)

Consists of 10,833 shares of common stock held by Mr. Bostjancic and 19,541 shares of common stock that Mr. Bostjancic has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2016.

(16)

Consists of 7,936 shares of common stock held by Mr. Winge and 13,723 shares of common stock that Mr. Winge has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2016.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The table below sets forth the name, age and position of each of our executive officers as of March 31, 2016.

Name	Age	Position
Executive Officers:
Keith C. Valentine	48	President, Chief Executive Officer and Director
John J. Bostjancic	45	Chief Financial Officer, Secretary and Treasurer
Brian D. Baker	49	Vice President, Global Operations
Patrick L. Keran	44	General Counsel
John J. Winge	49	Vice President, Sales

Business Experience

The following is a brief account of the education and business experience of our current executive officers:

The biography of Keith C. Valentine, can be found above under “Proposal 1 – Election of Directors.”

John J. Bostjancic has served as our chief financial officer since March 2015 and our secretary and treasurer since July 2015.  Prior to this, Mr. Bostjancic served as acting chief financial officer of the SeaSpine business within Integra since December 2014.  Prior to that, he was Integra’s senior vice president of global supply chain from February 2012 through November 2014, where he was responsible for global planning, kitting, distribution, logistics and customer service functions and led the project team implementing the U.S. Food and Drug Administration’s “unique device identifier” rule in 2014. From 2008 until January 2012, Mr. Bostjancic was senior vice president of financial planning & analysis at Integra. Since Mr. Bostjancic joined Integra in 1999, he held roles of increasing responsibility in the finance organization, including corporate controller from 2003 through 2006. Before joining Integra, Mr. Bostjancic was a manager in the accounting standards team at Merck & Co., Inc., a publicly traded global health care company, from 1998 through 1999 and worked in the business assurance organization at PricewaterhouseCoopers from 1993 through 1998. He received his B.S. in accounting from the College of New Jersey.

Brian D. Baker has served as our vice president, global operations since July 2015 and, from March 2015 to July 2015, was vice president, operations of the SeaSpine business within Integra. From November 2013 until March 2015, Mr. Baker was an industry consultant providing mergers and acquisitions and business process optimization services. Beginning in 2007, Mr. Baker was with Integra following its acquisition of Physician Industries, Inc., a company which sold pain management products and of which Mr. Baker was president and chief executive officer from 1994 until 2007. At Integra, Mr. Baker served as president of Integra’s pain management division from May 2007 to September 2011 and as vice president, operations from September 2011 until November 2013. Mr. Baker received a B.A. in business administration from the University of Phoenix

Patrick L. Keran has served as our general counsel since October 2015. Prior to joining SeaSpine, Mr. Keran provided strategic and business advisory services to a variety of life sciences companies, including acting as Chief Legal Officer to NAIA Pharmaceuticals, Inc., a privately held international drug development company. From February 2010 to February 2015, Mr. Keran served as president and chief operating officer of Mast Therapeutics, Inc., a publicly held clinical stage biopharmaceutical company, and from August 2006 to February 2010, he served as its general counsel. He also served as Mast’s secretary from September 2006 to February 2015 and served as its principal financial officer from July 2009 to January 2013. Previously, from 2004 to 2006, Mr. Keran was associate general counsel at Ionis Pharmaceuticals, Inc. (formerly known as Isis Pharmaceuticals, Inc.), a publicly held drug discovery and development company. From 1999 to 2004, Mr. Keran practiced corporate law at the law firms of Heller Ehrman LLP and Brobeck Phleger & Harrison LLP, specializing in public and private financings, licensing arrangements, mergers and acquisitions and corporate governance matters. Mr. Keran is licensed to practice law in the State of California. Mr. Keran received a B.A. from the University of California at San Diego and a J.D. from the University of California at Berkeley, Boalt Hall School of Law.

John J. Winge has served as our vice president, sales since June 2015.  From August 2008 to June 2015 he served as vice president, sales of Integra’s U.S. spine division.  He was also vice president, marketing for Integra’s U.S. spine division from June 2011 to September 2013. Mr. Winge joined Integra in August 2008 when Integra acquired Theken Spine, LLC,a privately held medical device company focused on spine, where Mr. Winge served as executive vice president, sales and played an integral role in building Theken Spine from approximately $6 million to roughly $50 million in annual revenue. Prior to joining Theken Spine in 2004, Mr. Winge led the distribution business for REO Spine as the U.S. distributor for Eurosurgical Ltd., a distributor of surgical instrumentation and medical equipment products, from 1999 to 2004. Mr. Winge worked with various independent distributors from 1992 to 1998 as a spine hardware sales representative and manager. Mr. Winge began his medical device career as a sales representative for Sofamor Danek. Mr. Winge received a B.A. in economics from the University of Pittsburgh.

Summary of Executive Compensation

Introduction

Prior to the Spin-Off, we were not an independent company and each of the named executive officers (as defined below) was employed by Integra or one of its subsidiaries. Accordingly, all pre-Spin-Off payments and benefits described below were provided by Integra. Decisions as to the compensation of the named executive officers prior to the Spin-Off were made by Integra. Following the Spin-Off, our compensation committee has determined the compensation for our named executive officers. This section describes the material components of the executive compensation programs established by Integra prior to the Spin-Off, to the extent relevant to an understanding of the compensation paid to our named executive officers by Integra prior to the Spin-Off, but will primarily focus on the executive compensation programs approved by our compensation committee for the post-Spin-Off portion of 2015 and beyond.

This section discusses the material components of the executive compensation program for our executive officers who are named in the Summary Compensation Table below (our “named executive officers”). These individuals, as well as their positions with us during 2015, are listed below.

•	Keith Valentine, President and Chief Executive Officer;
•	John Bostjancic, Chief Financial Officer, Secretary and Treasurer;
•	John Winge, Vice President, Sales; and
•	Brian Larkin, former President of the SeaSpine business prior to the Spin-Off.

Mr. Valentine was hired by us in May 2015 and serves as our president and chief executive officer. Prior to the Spin-Off, Messrs. Larkin, Bostjancic and Winge were employees of Integra.  Mr. Larkin retired effective as of the completion of the Spin-Off and was not an employee of SeaSpine at any time following the Spin-Off.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2015 and 2014.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)	($)(3)(4)	Total ($)
Keith Valentine(5)	2015	328,846	400,000	−	1,864,688	−	−	2,593,534
Chief Executive Officer
John Bostjancic	2015	318,724	162,500	52,102	355,725	−	113,810	1,002,861
Chief Financial Officer	2014	295,256	−	146,656	−	109,364	4,305	555,581
John Winge	2015	304,231	127,232	29,560	229,500	−	33,550	724,073
Vice President, Sales	2014	293,858	−	49,334	−	44,590	4,395	392,177
Brian Larkin(6)	2015	132,145	−	−	−	−	828,964	961,109
Former President	2014	342,210	−	−	−	−	8,520	350,730

(1)	For 2015, amounts include salary paid by Integra prior to the Spin-Off and salary paid by SeaSpine following the Spin-Off.
(2)

Represents the grant date fair value of stock and option awards granted to the named executive officers during the applicable year determined in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC Topic 718). See Note 6 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for details as to the assumptions used to determine the fair value of the stock and option awards granted by us. Amounts shown are based on the full grant date fair value of the entire award, regardless of vesting requirements.  Stock awards received by Messrs. Bostjancic and Winge reflect restricted stock awards granted by Integra prior to the Spin-Off.  These awards were converted at the time of the Spin-Off into SeaSpine restricted stock awards covering a number of SeaSpine shares such that the pre-Spin-Off value of the underlying Integra restricted stock award was approximately preserved. For more information about the adjustment of Integra equity awards in connection with the Spin-Off, see “Treatment of Integra Equity Awards in the Spin-Off” below.

(3)

For 2015, amounts under the “All Other Compensation” column consist of the following: for Mr. Bostjancic, matching contributions made by Integra under its 401(k) plan ($4,125) and relocation expense reimbursements paid by Integra in connection with the Spin-Off ($109,685); for Mr. Winge, matching contributions made by us under our 401(k) plan ($1,764), matching contributions made by Integra under its 401(k) plan ($4,125) and a charitable donation made by us on Mr. Winge’s behalf from his accrued but unpaid time off balance ($16,538) and a tax gross-up related to the foregoing charitable contribution made on Mr. Winge’s behalf ($11,123); and, for Mr. Larkin, matching contributions made by Integra under its 401(k) plan ($3,964) and severance paid to Mr. Larkin by Integra in connection with his retirement at the time of the Spin-Off ($825,000).

(4)

For 2014, amounts under the “All Other Compensation” column consist of matching contributions made by Integra under its 401(k) plan, and, for Messrs. Bostjancic and Winge, group term life insurance premiums paid by Integra on their behalf. In addition, with respect to Mr. Larkin, included are amounts related to an annual physical examination paid by Integra.

(5)	Mr. Valentine joined our Company on May 1, 2015. The salary column reflects Mr. Valentine’s prorated salary for the portion of 2015 following his commencement of employment.
(6)

Mr. Larkin retired at the time of the Spin-Off and was not employed by us at any time following the Spin-Off.  As a result, all of the compensation included in the table for Mr. Larkin was paid by Integra and relates to the pre-Spin-Off period.

Narrative to Summary Compensation Table

Base Salaries

Messrs. Bostjancic, Winge and Larkin received base salaries from Integra in 2014 to compensate them for services rendered to Integra. The base salary payable to each named executive officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities, and is set forth in the Summary Compensation Table above. As of April 1, 2015, the base salaries of Messrs. Bostjancic and Winge were increased from $288,921, and $290,126, respectively, to $305,029 and $299,661, respectively.

Following the Spin-Off, our named executive officers’ base salaries were set by our compensation committee to be commensurate with their positions as named executive officers of a public company and are expected to provide a steady source of income sufficient to permit these officers to focus their time and attention on their work duties and responsibilities. Following the Spin-Off, the 2015 annual base salaries for Messrs. Valentine, Bostjancic and Winge were $500,000, $325,000 and $299,661, respectively.

Any future adjustments to the base salary of our named executive officers will be reflective of factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive external market positioning and the overall market demand for such executives at the time compensation decisions are made. As with total executive compensation, we intend that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities. An executive's base salary will be evaluated together with components of the executive's other compensation to ensure that the executive's target and actual total compensation is consistent with our overall compensation philosophy.

On February 29, 2016, the compensation committee of our board of directors approved base salary increases for 2016 for the Company’s named executive officers, effective as of March 7, 2016, as follows:  Mr. Valentine, $515,000; Mr. Bostjancic, $334,750; and Mr. Winge, $308,651.

Annual Cash Incentive Program

2015 Annual Bonuses.  In 2015, none of our named executive officers participated in Integra’s bonus plan.  Instead, they were paid bonuses by us for the full year.   Mr. Larkin was not eligible for a bonus from SeaSpine or Integra for 2015.

Following the Spin-Off, our named executive officers were eligible to earn cash incentive awards for 2015. Cash bonuses are expected to incentivize our named executive officers to strive to attain Company and/or individual performance goals that further our interests and the interests of our stockholders. The target cash incentive payout for Messrs. Valentine, Bostjancic and Winge for 2015 was 85%, 50% and 40%, respectively, of each executive’s annual base salary. For 2015, the bonus payouts to our named executive officers were determined by our compensation committee in its discretion based on its overall evaluation of our 2015 performance and our named executive officers’ individual performance.  The 2015 bonuses paid to our named executive officers are reflected in the Summary Compensation Table above.

2016 Annual Incentive Program.  In February 2016, our compensation committee established a new annual incentive program under the 2015 Plan, as well as guidelines for the 2016 performance period. The annual incentive program provides annual bonus opportunities for the named executive officers and other members of the Company’s senior leadership team designated as participants by our compensation committee. The methodology for determining annual bonuses under the annual incentive program plan is designed to motivate and reward participants for their contributions to the Company, based on corporate and/or individual performance.

Target bonuses under the annual incentive program for the named executive officers for 2016 will be as follows: Mr. Valentine, 85% of base salary; Mr. Bostjancic, 50% of base salary; and Mr. Winge, 40% of base salary.

Under the annual incentive program, a portion of a participant’s annual bonus will be tied to corporate goals established at the beginning of each fiscal year by our compensation committee, with the relative weightings between those goals also approved by our compensation committee. A portion of a participant’s annual bonus will also be determined in the discretion of our compensation committee based on the participant’s individual performance and such other factors as our compensation committee deems appropriate. The payout level for each executive’s annual bonus under the annual incentive program will range between 0% and 200% of target. For 2016, 75% of each participant’s annual bonus will be determined based on achievement relative to corporate objectives and 25% will be determined based on individual performance. The three measures of corporate performance to be utilized for 2016 are revenues, product launches and year-end liquidity.

A participant must generally remain employed through the date of payment of his or her annual bonus under the annual incentive program in order to remain eligible to receive such bonus.

Equity Compensation

Prior to the Spin-Off, Messrs. Bostjancic and Winge participated in Integra’s equity compensation plans. The following table sets forth the number of shares of Integra restricted stock granted to these executives by the Integra compensation committee in 2015. Neither Mr. Valentine nor Mr. Larkin received an Integra equity award in 2015.

Named Executive Officer	2015 Integra Restricted Shares Granted (#)
John Bostjancic	839
John Winge	476

Each Integra restricted stock award vests annually over a three-year period following the applicable grant date, subject to continued employment through the applicable vesting date. As described below, each Integra restricted stock award held by Messrs. Bostjancic and Winge was converted into a SeaSpine restricted stock award covering a number of shares of our common stock such that the pre-Spin-Off value of the underlying Integra restricted stock award is approximately preserved. The converted SeaSpine restricted stock awards are generally subject to the same terms and conditions, including the same vesting and share payment timing provisions, as applied to the applicable Integra awards immediately prior to the Spin-Off.  These adjusted awards are set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below.

In May 2015, our board of directors and Integra, as our sole stockholder prior to the Spin-Off, approved the 2015 Plan. We adopted the 2015 Plan in order to facilitate the grant of equity and cash incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of its affiliates and to enable our Company and certain of its affiliates to obtain and retain the services of these individuals, which is essential to our long-term success. For additional information about the 2015 Plan, please see Proposal 2 above.

Following the Spin-Off, our compensation committee made the first equity awards to our named executive officers, other than Mr. Larkin, in August 2015 to coincide generally with our formation as a new, independent company and to align executives' interests with stockholders at the earliest practicable date. The initial stock option awards will vest as to 25% of the underlying shares on May 1, 2016, and the remaining 75% in twelve substantially equal quarterly installments thereafter. The stock options have a term of eight years from the date of grant and were granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant, as determined under the 2015 Plan. In general, a named executive officer is required to be employed on a vesting date to be eligible to vest in these time-based awards, subject to acceleration under certain circumstances as described below under “Executive Compensation Arrangements.”

Treatment of Integra Equity Awards in the Spin-Off

Stock Options

Each Integra stock option held by an individual who was employed or engaged by SeaSpine or its affiliates following the Spin-Off, and certain other individuals, was split into two options - an Integra stock option and a SeaSpine stock option. Following the Spin-Off, the combined intrinsic value of the resulting Integra and SeaSpine stock options was approximately equal to the intrinsic value of the original Integra stock option immediately prior to the Spin-Off. None of our named executive officers held Integra stock option awards at the time of the Spin-Off.  Of our non-employee directors, only Drs. Bradley and Essig and Messrs. Henneman and Sullivan held Integra stock option awards at the time of the Spin-Off.

Contract Stock

Each Integra contract stock award held by an individual who was employed or engaged by SeaSpine or its affiliates following the Spin-Off was converted into a SeaSpine contract stock award covering a number of SeaSpine shares such that the pre-Spin-Off value of the underlying Integra contract stock award was approximately preserved.

None of our named executive officers or non-employee directors held any Integra contract stock awards at the time of the Spin-Off.

Restricted Stock

Each Integra restricted award held by an individual who was employed or engaged by SeaSpine or its affiliates following the Spin-Off was converted into a SeaSpine restricted stock award covering a number of shares of our common stock such that the pre-Spin-Off value of the underlying Integra restricted stock award was approximately preserved. The Integra restricted stock awards held by Messrs. Bostjancic and Winge were adjusted accordingly and the adjusted awards are reflected in the Outstanding Equity Awards at Fiscal Year-End table below.  None of our non-employee directors held any Integra restricted stock awards at the time of the Spin-Off.

Performance Stock

Each Integra performance stock award held by an individual who was employed or engaged by SeaSpine or its affiliates following the Spin-Off was be converted into a time-vesting SeaSpine equity award covering a number of SeaSpine shares such that the pre-Spin-Off value of the underlying Integra performance stock award was approximately preserved. None of our named executive officers or non-employee directors held any Integra performance stock awards at the time of the Spin-Off.

General Terms of Adjusted Awards

The SeaSpine equity awards granted as a result of the conversion are generally subject to the same terms and conditions, including the same vesting and share payment timing provisions, as applied to the applicable Integra awards immediately prior to the Spin-Off. However, Integra performance stock awards held by individuals who were employed or engaged by SeaSpine or its affiliates following the Spin-Off were converted into time-vesting SeaSpine equity awards. Following the Spin-Off, continued employment or service at SeaSpine will satisfy any continued employment or other continued service requirement for purposes of the newly granted SeaSpine equity awards.

Other Elements of Compensation

Retirement Plans

Prior to the Spin-Off, our employees who were employed by Integra, including Messrs. Bostjancic, Winge and Larkin, were eligible to participate in Integra’s 401(k) retirement savings plan. Under Integra’s 401(k) plan, eligible Integra employees could elect to contribute pre-tax amounts, up to a statutorily prescribed limit, to the 401(k) plan. For 2015, the prescribed annual limit was $18,000.

Following the Spin-Off, we established a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms generally applicable to other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.  We provide matching contributions to our employees equal to 100% of the first 1% of their eligible compensation and 50% of the next 4% of their eligible compensation, up to a maximum matching contribution of $4,125 per employee.

Employee Benefits and Perquisites

Additional benefits available to our employees in 2015, including Messrs. Valentine, Bostjancic, Winge and Larkin, included medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. These benefits were provided to Messrs. Bostjancic, Winge, and Larkin during 2014 on the same general terms as they were provided to all of Integra’s full-time U.S. employees. In addition, for 2014, Mr. Larkin was eligible to receive an annual physical medical exam paid by Integra.

In connection with the Spin-Off, Mr. Bostjancic was reimbursed by Integra for certain moving expenses related to his relocation from New Jersey to California.  These amounts are reflected in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of our common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2015.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Awards That Have Not Vested (#)(2)	Market Value of Shares of Stock Awards that Have Not Vested ($)(3)
Keith Valentine	8/1/2015	—	325,000	15.68	8/1/2023	—	—
John Bostjancic	8/1/2015	—	62,000	15.68	8/1/2023	—	—
	3/23/2015	—	—	—	—	3,012(4)	51,746
	3/24/2014	—	—	—	—	7,604(5)	130,637
	3/25/2013	—	—	—	—	2,739(6)	47,056
	7/1/2011	—	—	—	—	5,744(7)	98,682
John Winge	8/1/2015	—	40,000	15.68	8/1/2023	—	—
	3/23/2015	—	—	—	—	1,709(4)	29,361
	3/24/2014	—	—	—	—	2,559(5)	43,964
	3/25/2013	—	—	—	—	779(6)	13,383

(1)	Stock options vest as to 25% of the underlying shares on March 1, 2016, and the remaining 75% in twelve substantially equal quarterly installments thereafter.
(2)

Represents restricted stock awards that were granted by Integra to the named executive officer prior to the Spin-Off and converted to restricted stock awards with respect to SeaSpine common stock in connection with the Spin-Off.  For more information on these adjustments, please see “Treatment of Integra Equity Awards in the Spin-Off” above.

(3)

The market value of restricted stock or performance shares that has not vested is calculated based on the closing trading price of our common stock as reported on NASDAQ on December 31, 2015 ($17.18), the last trading day of 2015.

(4)	The stock award will vest in three equal installments on each of March 23, 2016, March 23, 2017 and March 23, 2018, subject to continued employment.
(5)	The stock award will vest in two equal installments on each of March 24, 2016 and March 24, 2017, subject to continued employment.
(6)	The stock award will vest in full on March 25, 2016, subject to continued employment.
(7)	The stock award will vest in full on July 1, 2016, subject to continued employment.

Executive Compensation Arrangements

Following is a summary of the employment and severance arrangements entered into with our named executive officers.

Keith Valentine Employment Agreement

On April 28, 2015, we entered into an employment agreement (the “Valentine Employment Agreement”) with Keith Valentine, pursuant to which he serves as our chief executive officer. Mr. Valentine’s employment commenced May 1, 2015. Under the Valentine Employment Agreement unless earlier terminated, Mr. Valentine’s employment as our chief executive officer will terminate on May 1, 2019.

Under the Valentine Employment Agreement, Mr. Valentine is entitled to receive an annual base salary of $500,000 and is eligible for an annual bonus opportunity targeted at least at 85% of his annual base salary. Mr. Valentine’s bonus opportunity will be pro-rated for his partial year of service. Mr. Valentine’s base salary is subject to annual review and may be increased in the discretion of the compensation committee of our board of directors.

The Valentine Employment Agreement provides that, following the Spin-Off, Mr. Valentine was entitled to receive a nonqualified stock option under the 2015 Plan (the “Initial CEO Option”) to purchase 325,000 shares of our common stock. The Initial CEO Option has a maximum term of eight years and vests with respect to 25% of the shares on May 1, 2016 and, with respect to the remaining 75% of the shares, in equal quarterly installments over the following three-year period, subject to his continued service.

The Valentine Employment Agreement also provides that Mr. Valentine is eligible to receive a discretionary annual equity award as determined by our compensation committee in its sole discretion. The amount, form and mix of such award will be determined by our compensation committee in its discretion after giving consideration to annual equity-based awards granted to chief executive officers in our peer group. However, it is anticipated such award will be in the form of a stock option with a value of $750,000 and will vest over a four-year period.

The Valentine Employment Agreement contains an employee non-solicitation covenant that extends for 18 months following a termination of Mr. Valentine’s employment. Further, we agreed to reimburse Mr. Valentine for up to $35,000 in legal fees and expenses incurred in connection with the drafting, review and negotiation of the Valentine Employment Agreement and the Initial CEO Option agreement.

Under the Valentine Employment Agreement, if Mr. Valentine’s employment is terminated outside the context of a change in control by us other than for “cause,” death or “disability,” or by Mr. Valentine for “good reason” (each, as defined in the Valentine Employment Agreement), then, in addition to accrued amounts, Mr. Valentine will be entitled to the following payments and benefits:

•	A lump sum payment equal to 2.99 times Mr. Valentine’s annual base salary;
•	Company-subsidized healthcare continuation coverage for Mr. Valentine and his dependents for up to eighteen months after his termination date;
•	Accelerated vesting of any equity awards that are outstanding immediately prior to such termination and that vest solely based on the passage of time; and
•	Eligibility to receive a pro-rated annual bonus for the year in which the termination occurs.

If Mr. Valentine’s employment is terminated within twelve months following a change in control by us other than cause, death or disability, or by Mr. Valentine for good reason, then Mr. Valentine will be entitled to receive the same payments and benefits as in the non-change in control context, except the lump sum cash payment will instead equal 2.99 times the sum of Mr. Valentine’s annual base salary and target bonus opportunity.

If Mr. Valentine’s employment is terminated due to his death or disability, then all of the shares subject to the Initial CEO Option will vest and become exercisable in full.

Mr. Valentine’s right to receive severance payments pursuant to the Valentine Employment Agreement is contingent on Mr. Valentine’s executing a general release of claims against the Company. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction, if such reduction would result in a greater net after-tax benefit to Mr. Valentine than receiving the full amount of such payments.

John Bostjancic Letter Agreement

In March 2015, we entered into an employment offer letter with Mr. Bostjancic pursuant to which he serves as our chief financial officer.

The letter agreement sets forth Mr. Bostjancic’s initial annual base salary and target annual bonus opportunity. In addition, Mr. Bostjancic is eligible to receive a discretionary annual equity award with value no greater than $210,000.

The letter agreement also provides that, in connection with the Spin-Off, Mr. Bostjancic was eligible to receive (i) one or more equity awards, including a stock option to purchase our common stock, with an aggregate fair value of $252,078 and (ii) relocation assistance of up to $100,000 in connection with his move to California.

Under the letter agreement, if Mr. Bostjancic’s employment was terminated for any reason other than cause prior to December 31, 2015, he was entitled to receive (i) a lump-sum payment equal to six months of his base salary and (ii) an additional cash amount equal to the value of any restricted stock awards held by Mr. Bostjancic as of the termination date that would have vested within six months following his termination date (had he remained employed). Mr. Bostjancic also will be eligible to receive any standard severance payments and benefits then in effect with our Company. The letter agreement also provides that he will be eligible to receive up to twelve months of his base salary upon a qualifying termination in connection with a change in control, pursuant to an arrangement to be established by our Company following the Spin-Off. The foregoing severance provisions have been superseded by the Senior Leadership Retention and Severance Plan described below.

John Winge Letter Agreement

In January 2015, we entered into a letter agreement with Mr. Winge pursuant to which he serves as our vice president, sales. The letter agreement provided that if Mr. Winge’s employment was terminated for any reason other than cause prior to January 1, 2016, he will receive a lump-sum payment equal to six months of his base salary, in addition to any standard severance payments and benefits then in effect with our Company. The foregoing severance provisions have been superseded by the Senior Leadership Retention and Severance Plan described below.

Senior Leadership Retention and Severance Plan

In January 2016, our compensation committee adopted the Senior Leadership Retention and Severance Plan (the “Severance Plan”). The Severance Plan provides our named executive officers (other than Mr. Valentine, who is not an eligible participant) and the other members of our senior leadership team with certain severance benefits.

Under the Severance Plan, if a participant’s employment is terminated prior to a change in control or more than twelve months following a change in control by us without “cause” (and other than by reason of death or disability) or by the participant for “good reason” (each as defined in the Severance Plan), then the participant will be entitled to a lump sum payment equal to his or her annual base salary, less his or her accrued but unused paid time off.

Under the Severance Plan, if a participant’s employment is terminated within twelve months following a change in control by us without cause (and other than by reason of death or disability) or by the participant for good reason, then the participant will be entitled to the following payments and benefits:

•	A lump sum payment equal to two times his or her annual base salary, less his or her accrued but unused paid time off;
•

A lump sum payment equal to the estimated monthly premium cost of continuing health care coverage (including, without limitation, medical, dental and vision coverage) for the participant and his or her dependents who are covered immediately prior to the termination under the federal law known as COBRA for twenty-four months; and
•

Accelerated vesting of any equity awards that are outstanding immediately prior to such termination and that vest solely based on the passage of time. In addition, as applicable, each such award shall remain exercisable until the date that is twelve months after the date of termination (which, for these purposes, will be deemed to have occurred on the vesting date that would have occurred immediately following the termination, had such termination not occurred) (but in no event beyond the original expiration date of such award).

A participant’s right to receive the severance payments pursuant to the Severance Plan is contingent on his or her executing a general release of claims against us. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction, if such reduction would result in a greater net after-tax benefit to the participant than receiving the full amount of such payments.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2015 (in thousands, except per share data).

Number of
securities
available for
	Number of		future
	securities	Weighted	issuance
	to be issued	average	under equity
	upon	exercise	compensation
	exercise of	price of	plans
	outstanding	outstanding	(excluding
	options,	options,	securities
	warrants	warrants	reflected in
	and rights	and rights	column (a))
Equity compensation plans approved by security holders:
2015 Incentive Award Plan(1)
Adjusted awards granted by Integra prior to Spin-Off and converted to SeaSpine Awards (2)	431,552	$11.35	—
Awards granted by SeaSpine following the Spin-Off	1,611,956	$15.64	388,044
Equity compensation plans not approved by security holders:
—	—	$—	—

(1)	The material features of the 2015 Incentive Award Plan are described in Proposal 2 above.
(2)	Does not include 53,812 shares of restricted stock awards outstanding and unvested as of December 31, 2015.

Policies Regarding Tax Deductibility of Compensation

Within our performance-based compensation program, we aim to compensate the named executive officers in a manner that is tax-effective for us without sacrificing the effectiveness of the incentive programs being offered to executives. Section 162(m) of the Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is “qualified performance-based compensation” under Section 162(m) of the Code.

The non-performance based compensation paid in cash to our executive officers for the 2014 and 2015 fiscal years did not exceed the $1.0 million limit per officer. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee until July 1, 2015.  On that date, Drs. Blanchard Bradley were appointed to our compensation committee. None of the members of our compensation committee has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, and except for compensation for employment or services provided in other roles, since our inception there has not been, nor is there currently proposed, any transaction to which we are or were a party in which the amount involved exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest.

We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties in an arm’s length transaction.

Relationship with Integra

Prior to the Spin-Off, we were an indirect, wholly owned subsidiary of Integra. At June 30, 2015, all of the shares of our issued and outstanding capital stock were owned by Integra LifeSciences Corporation, a direct, wholly owned subsidiary of Integra.  On July 1, 2015, Integra completed the Spin-Off of its orthobiologics and spinal fusion hardware business into SeaSpine, which was created to be a separate, independent, publicly traded medical technology company focused on the design, development and commercialization of surgical solutions for the treatment of patients suffering from spinal disorders.  Following the separation, Integra no longer owns, directly or beneficially, any shares of our common stock.

Employment Agreements

We have entered into offer letters or employment related agreements with each of Keith C. Valentine, our president and chief executive officer, John J. Bostjancic, our chief financial officer and John J. Winge, our vice president, sales. For more information regarding these arrangements, see the section of this proxy statement captioned “Executive Compensation Arrangements” above.

Potential Conflicts of Interest

A number of our directors and officers continue to own Integra common stock (in at least one case, a substantial amount), as well as, in some cases, equity awards covering Integra stock. The direct interests of our directors and officers and related entities in common stock of Integra could create, or appear to create, potential conflicts of interest with respect to matters involving both Integra and us that could have different implications for Integra than they do for us. As a result, we may be precluded from pursuing certain opportunities on which we would otherwise act, including growth opportunities.

Following the Spin-Off, Integra and SeaSpine have operated, and will continue to operate, independently, and neither will have any ownership interest in the other. Our executive officers and board of directors have fiduciary duties to our stockholders. Likewise, any such persons who serve in similar capacities at Integra have fiduciary duties to that company’s stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting more than one of the companies to which they owe fiduciary duties. For example, there may be the potential for a conflict of interest when SeaSpine or Integra looks at acquisitions and other corporate opportunities that may be suitable for each of them. Any potential conflicts that arise will be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the directors of each issuer. From time to time, we may enter into transactions with Integra and/or its subsidiaries or other affiliates. There can be no assurance that the terms of any such transactions will be as favorable to SeaSpine, Integra, or any of their subsidiaries or affiliates as would be the case where there is no overlapping director. See “Policies and Procedures for Related Party Transactions” below for a discussion of certain procedures we will institute to address any such potential conflicts that may arise.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. Pursuant to this written policy, we will review all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which we are a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a “Related Person” means:

(a) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become one of our directors;

(b) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

(c) any immediate family member of any of the foregoing persons; and

(d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

If our legal department determines that a proposed transaction is a transaction for which approval is required under applicable rules and regulations of the SEC, the proposed transaction shall be submitted to the audit committee for consideration.

The audit committee will consider all of the relevant facts and circumstances available to the committee, including (if applicable) but not limited to, the benefits to us; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the audit committee shall participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the Related Person. The audit committee shall approve only those related person transactions that are in, or are not inconsistent with, our best interests and our stockholders, as the audit committee determines in good faith.

The policy provides that the above determination should be made at the next audit committee meeting. In those instances in which the legal department, in consultation with our chief executive officer or  chief financial officer, determines that it is not practicable or desirable to wait until the next audit committee meeting, the transaction shall be presented to the chair of the audit committee (who will possess delegated authority to act between audit committee meetings).

All related party transactions described in this section occurred prior to adoption of this policy, and as such, these transactions were not subject to the approval and review procedures described above. However, these transactions were reviewed and approved by our board of directors, or, for those transactions in which one or more of our directors was an interested party, by a majority of disinterested directors.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. The DGCL, however, prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under the DGCL. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of SeaSpine, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of SeaSpine or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification, including any determination that any such indemnification by us is against public policy as expressed in the Securities Act. We believe that these amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We maintain general liability insurance covering certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our amended and restated certificate of incorporation or amended and restated bylaws.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2015, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements, except that John Winge was inadvertently late in filing a Form 4 relating to an open market purchase on August 18, 2015.

DELIVERY OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are SeaSpine stockholders may be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request householding of your communications, you may (1) notify your broker, (2) direct your written request to our Corporate Secretary at SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008 or (3) contact us by telephone at (760) 727-8399.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 2017 must be received by us no later than December 29, 2016, which is 120 days prior to the first anniversary of the expected mailing date of this proxy statement, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the first anniversary of the date of our 2016 annual meeting of stockholders. Therefore, to be presented at our 2017 annual meeting of stockholders, such a proposal must be received by us no earlier than February 7, 2017 and no later than March 9, 2017.  However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not less than 90 calendar days before nor more than 120 calendar days before such annual meeting, or, if later, ten calendar days following the date on which public announcement of the date of such meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by our board of directors for the 2017 annual meeting may exercise discretionary voting power regarding any such proposal.  Stockholders are also advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our Company at such date. Requests should be directed to SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008, Attention: Corporate Secretary.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

By Order of the Board of Directors

/s/ KEITH C. VALENTINE
Keith C. Valentine
President, Chief Executive Officer and Director

San Diego, California

April 28, 2016

Appendix A

SeaSpine HOLDINGS CORPORATION
AMENDED AND RESTATED

2015 INCENTIVE AWARD PLAN

(As Amended and Restated as of March 30, 2016)

ARTICLE 1.

PURPOSE

The purpose of the SeaSpine Holdings Corporation 2015 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of SeaSpine Holdings Corporation, a Delaware corporation (the “Company”) by linking the individual interests of Employees, Consultants, and members of the Board to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders.  The Plan is further intended to provide flexibility to the Company and its subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. In addition, the Plan is intended to govern Awards granted pursuant to the adjustment of awards originally granted under the Integra LifeSciences Holdings Corporation Third Amended and Restated 2003 Equity Incentive Plan (the “Integra Plan”) in accordance with the terms of the Employee Matters Agreement (each, an “Adjusted Award”).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11 hereof.  With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 11.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) or the Board, as applicable, unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2“Affiliate” shall mean any Parent or any Subsidiary.

2.3“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4“Applicable Law” shall mean any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

2.5“Award” shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalent award, a Stock Payment award, a Restricted Stock Unit award, a Performance Share award, an Other Incentive Award or a Stock Appreciation Right, which may be awarded or granted under the Plan, including any such Award which may be granted in the form of an Adjusted Award.

2.6“Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.7“Board” shall mean the Board of Directors of the Company.

2.8“Cause” shall mean, with respect to any Participant, “Cause” as defined in such Participant’s employment agreement or severance agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (a) the Participant’s neglect of duties or responsibilities that he or she is required to perform for the Company or any willful failure by the Participant to obey a lawful direction of the Board or the Company; (b) the Participant’s engaging in any act of dishonesty, fraud, embezzlement, misrepresentation or other act of moral turpitude; (c) the Participant’s knowing violation of any federal or state law or regulation applicable to the Company’s business; (d) the Participant’s material breach of any confidentiality, non-compete agreement or invention assignment agreement or any other material agreement between the Participant and the Company; (e) the Participant’s conviction of, or plea of nolo contendere to, any felony or crime of moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries; (f) failure by the Participant to comply with the Company’s material written policies or rules; or (g) the Participant’s act or omission in the course of his or her employment which constitutes gross negligence or willful misconduct.

2.9“Change in Control” shall mean the occurrence of any of the following events:

(a)A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any Parent or any Subsidiary, an employee benefit plan maintained by any of the foregoing entities or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)During any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or Section 2.9(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(i)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.9(c)(ii) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)Approval by the Company’s stockholders of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” (within the meaning of Code Section 409A). Consistent with the terms of this Section 2.9, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.11“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 11 hereof.

2.12“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.13“Company” shall mean SeaSpine Holdings Corporation, a Delaware corporation.

2.14“Consultant” shall mean (a) any consultant or advisor of the Company or any Parent or Subsidiary who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement or, prior to the Public Trading Date, under Rule 701 of the Securities Act or (b) any other individual who is determined by the Administrator to be a Consultant for purposes of the Plan.

2.15“Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.16“Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Distribution” shall have the meaning provided in that certain Separation and Distribution Agreement dated on or about June 30, 2015 (as amended or otherwise modified from time to time), by and between the Company and Integra.

2.18“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.19“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20“Eligible Individual” shall mean (a) any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator and (b) with respect to Adjusted Awards, any person who receives an Adjusted Award in accordance with the terms of the Employee Matters Agreement.

2.21“Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company or any Parent or Subsidiary.

2.22“Employee Matters Agreement” means that certain Employee Matters Agreement by and between Integra and the Company, dated on or about July 1, 2015.

2.23“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.

2.24“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26“Good Reason” shall mean, with respect to any Participant, “Good Reason” as defined in an employment, severance or applicable award agreement between such Participant and the Company if such an agreement exists and contains a definition of Good Reason or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason shall mean, without the express written consent of the Participant, the occurrence of any of the following:

(a)a material diminution in the Participant’s authority, duties or responsibilities or the assignment of duties to the Participant that are materially inconsistent with the Participant’s position with the Company;

(b)a material reduction in the Participant’s base salary; and/or

(c)a change in the geographic location at which the Participant must perform services to a location more than 50 miles from the location at which the Participant normally performs such services as of the date of grant of the award, provided, that the Participant’s resignation shall only constitute a resignation for Good Reason if (i) the Participant provides the Company with a notice of termination for Good Reason within 30 days after the initial existence of the facts or circumstances constituting Good Reason, (ii) the Company has failed to cure such facts or circumstances within 30 days after receipt of the notice of termination, and (iii) the date of termination occurs no later than 60 days after the initial occurrence of the facts or circumstances constituting Good Reason.

2.27“Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.28“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29“Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.30“Integra” shall mean Integra LifeSciences Holdings Corporation, a Delaware corporation.

2.31“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.32“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.33“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof.  An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.35“Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.

2.36“Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.37“Participant” shall mean an Eligible Individual who has been granted an Award pursuant to the Plan.

2.38“Performance Award” shall mean an Award that is granted under Section 9.1 hereof.

2.39“Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.40“Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) year-end cash; (viii) return on assets or return on net assets; (ix) asset turnover; (x) return on capital (or invested capital) and cost of capital; (xi) return on stockholders’ equity; (xii) total stockholder return; (xiii) return on sales; (xiv) gross or net sales; (xv) return on capital; (xvi) gross or net profit or operating or income margin; (xvii) costs, reductions in costs and cost control measures; (xviii) expenses; (xix) working capital; (xx) earnings or loss per share; (xxi); (xxii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xxiii) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxiv) implementation or completion of critical projects; (xxv) market share; (xxvi) economic value or economic value added; (xxvii) asset or inventory turnover; (xxviii) cost or expenses; (xxix) mergers and acquisition integration; (xxx) financial and other capital-raising transactions; (xxxi) increase in customer base or customer retention, satisfaction and/or growth; (xxxii) employee satisfaction; (xxxiii) recruiting and maintaining personnel; (xxxiv) environmental health and safety; (xxxv) diversity; and (xxxvi) quality, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include, but are not limited to, one or more of the following:  (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xi) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xx) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions.  For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.41“Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, any Parent, Subsidiary, any division or business unit thereof or an individual.  The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.42“Performance Period” shall mean one or more periods of time, which may be of varying and/or overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment of, a Performance Award.

2.43“Performance Share” shall mean a contractual right awarded under Section 9.5 hereof to receive a number of Shares or the cash value of such number of Shares based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.44“Permitted Transferee” shall mean, with respect to a Participant, (a) prior to the Public Trading Date, any “family member” of the Participant, as defined under Rule 701 of the Securities Act and (b) on or after the Public Trading Date, any “family member” of the Participant, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.45“Plan” shall mean this SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan, as it may be further amended from time to time.  The original 2015 Incentive Award Plan was adopted by the Board and approved by the stockholders of the Company on May 29, 2015, which plan was amended and restated by the Board effective January 27, 2016, subject to approval by the stockholders of the Company, which plan was further amended and restated by the Board effective March 30, 2016, subject to approval by the stockholders of the Company, which final amendment and restatement is reflected herein.

2.46 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.47“Public Trading Date” shall mean the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.48“Qualifying Termination” shall mean a termination of a Participant’s service (i) by the Company without Cause or (ii) with respect to a Participant who is party to an employment, severance or applicable award agreement that contains a definition of Good Reason, by the Participant for Good Reason.

2.49“Restricted Stock” shall mean an award of Shares made under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.50“Restricted Stock Unit” shall mean a contractual right awarded under Section 9.4 hereof to receive in the future a Share or the cash value of a Share.

2.51“Securities Act” shall mean the Securities Act of 1933, as amended.

2.52“Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.53“Shares” shall mean shares of Common Stock.

2.54“Stock Appreciation Right” shall mean a stock appreciation right granted under Article 6 hereof.

2.55“Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.56“Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company and/or by one or more Subsidiaries and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company and/or by one or more Subsidiaries.

2.57“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.58“Successor Entity” shall have the meaning provided in Section 2.9(c)(i) hereof.

2.59“Termination of Service” shall mean:

(a)As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any Affiliate.

(b)As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or any Affiliate.

(c)As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service as a Consultant and/or Director with the Company or any Affiliate.

(d)As to an Eligible Individual employed by or providing services to Integra or any Affiliate of Integra, “Termination of Service” shall have such meaning set forth in the applicable Integra Plan pursuant to which such Eligible Individual’s Adjusted Award was originally granted.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code.   For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1Number of Shares.

(a)Subject to Sections 3.1(b), 12.1 and 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (i) the number of Shares that may be issuable upon exercise or vesting of the Adjusted Awards and (ii) 3,509,500 Shares (the “Share Limit”).  In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 3,509,500 Shares.  Notwithstanding the foregoing, to the extent permitted under Applicable Law and applicable stock exchange rules, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award.

(b)If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 12.2 hereof).  In addition, Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award shall be added back to the Share Limit.  Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iii) Shares purchased on the open market with the cash proceeds from the exercise of Options.  Any Shares repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such Shares are returned to the Company will again be available for Awards.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)Substitute Awards shall not reduce the Shares authorized for grant under the Plan.  Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2Stock Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2 hereof, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 500,000 Shares and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $2,500,000 (together, the “Individual Award Limits”), provided, however, that Adjusted Awards shall not be subject to the limitations set forth in this Section 3.3.

ARTICLE 4.

GRANTING OF AWARDs

4.1Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan.  No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2Award Agreement.  Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

4.3Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by Applicable Law.

4.4At-Will Service.  Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any

Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

4.5Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Program or any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit or the Individual Award Limits; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.

4.6Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

Provisions Applicable to Awards Intended to Qualify as Performance-Based Compensation

5.1Purpose.  The Administrator, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Administrator, in its sole discretion, decides to grant an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan.  The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.  Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals; (b) select the Performance Criteria applicable to the Performance Period; (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria; and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.3Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period.  Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.

5.4Additional Limitations.  Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed by Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

granting OF OPTIONS and stock appreciation rights

6.1Granting of Options and Stock Appreciation Rights to Eligible Individuals.  The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively).  No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.  Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds one hundred thousand dollars ($100,000), the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.  The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Non-Qualified Stock Options.

6.3Option and Stock Appreciation Right Exercise Price.  Except with respect to Adjusted Awards, the exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4Option and Stock Appreciation Right Term.  The term of each Option and of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder.  The Administrator

shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options or Stock Appreciation Rights, which time period may not extend beyond the stated term of the Option or Stock Appreciation Right. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option or Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option or Stock Appreciation Right relating to such a Termination of Service.

6.5Option and Stock Appreciation Right Vesting.

(a)The terms and conditions pursuant to which an Option Stock or Appreciation Right vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement.  Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.  At any time after the grant of an Option or Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option or Stock Appreciation Right.

(b)No portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option or Stock Appreciation Right.

6.6Substitute Awards.  Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the price per Share of the Shares subject to such Option or Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

6.7Substitution of Stock Appreciation Rights.  The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1Partial Exercise.  An exercisable Option or Stock Appreciation Right may be exercised in whole or in part.  However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares.

7.2Manner of Exercise.  All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised.  The notice shall be signed by the Participant or other person then-entitled to exercise the Option or Stock Appreciation Right or such portion of the Option or Stock Appreciation Right;

(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.  The Administrator may, in its sole discretion, also take such additional actions as it deems appropriate to effect such compliance including; without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

(c)In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 10.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2 hereof.

7.3Notification Regarding Disposition.  The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one (1) year after the date of transfer of such Shares to such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1Award of Restricted Stock.

(a)The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Law.  In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2Rights as Stockholders.  Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the shares shall be subject to the restrictions set forth in Section 8.3 hereof.  In addition, with respect Restricted Stock that is subject to performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3Restrictions.  All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide.  By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement.  Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4Repurchase or Forfeiture of Restricted Stock.  If no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

8.5Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6Section 83(b) Election.  If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

8.7Death or Disability.  Except as otherwise determined by the Administrator, in the event of a Participant’s death or disability (within the meaning of a “permanent and total disability” under Section 22(e)(3) of the Code), all restrictions on such Participant’s Restricted Stock (other than Restricted Stock granted to Participants in France) shall lapse and such Restricted Stock shall become vested Shares.

ARTICLE 9.

PERFORMANCE AWARDS; DIVIDEND EQUIVALENTS; STOCK PAYMENTS; RESTRICTED STOCK UNITS; PERFORMANCE SHARES; OTHER INCENTIVE AWARDS

9.1Performance Awards.

(a)The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation.  The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(b)Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.

9.2Dividend Equivalents.

(a)Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator.  In addition, Dividend Equivalents with respect to an

Award that is subject to performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b)Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3Stock Payments.  The Administrator is authorized to make one or more Stock Payments to any Eligible Individual.  The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.  Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4Restricted Stock Units.  The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual.  The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator.  The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator.  The Administrator shall specify, or may permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A of the Code or an exemption therefrom.  On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.5Performance Share Awards.  Any Eligible Individual selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in a number or range of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.6Other Incentive Awards.  The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase or receive Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator.  Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator.

9.7Other Terms and Conditions.  All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.8Exercise upon Termination of Service.  Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable.  The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

ADditional terms of awards

10.1Payment.  The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator, or (e) any combination of the foregoing.  The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2Tax Withholding.  The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by Applicable Law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award.  The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3Transferability of Awards.

(a)Except as otherwise provided in Section 10.3(b) or (c) hereof:

(i)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)No Award or interest or right therein shall be subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii)During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO.  After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(b)Notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.  In addition, and further notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)Notwithstanding Section 10.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator prior to the Participant’s death.

10.4Conditions to Issuance of Shares.

(a)The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.  Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with Applicable Law.

(b)All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law.  The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.

(f)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5Forfeiture and Claw-Back Provisions.

(a)Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for cause; and

(b)All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law.

10.6Prohibition on Repricing.  Subject to Section 12.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Subject to Section 12.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

10.7Settlement of Awards.  Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

10.8Leave of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence.  Unless otherwise determined by the Administrator, a Participant shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, (b) transfer between locations of the

Company or between the Company and any of its Affiliates or any successor thereof, or (c) change in status (Employee to Director, Employee to Consultant, etc.), provided that such change does not affect the specific terms applying to the Participant’s Award.

10.9Amendment of Awards.  Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option.  The Participant’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.10Data Privacy.  As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.10 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Company and its Affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”).  The Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan.  These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country.  Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its  Affiliates or the Participant may elect to deposit any Shares.  The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan.  A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative.  The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein.  For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

10.11Adjusted Awards.  Notwithstanding anything to the contrary contained herein, each Adjusted Award shall be subject to terms and conditions consistent with the applicable terms and conditions set forth in the Integra Plan and the award agreement in effect for such Adjusted Award immediately prior to the Distribution, each as deemed modified in order to reflect (i) the adjustment of such Adjusted Award pursuant to Article III of the Employee Matters Agreement, (ii) that the Company is the issuer of the Common Stock subject to the Adjusted Award, and (iii) the Participant’s status as an employee, director or consultant of the Company or Integra, as applicable, following the Distribution.  Without limiting the generality of the foregoing, with respect to Adjusted Awards, references to employment or service, or termination of employment or service, in this Plan (including the incorporated terms and conditions of the Integra Plan, as deemed modified by the preceding sentence) and the applicable award agreement shall be deemed to refer to employment or service, or termination of employment or service, with the Company or Integra, whichever is the applicable service recipient with respect to the Participant following the Distribution.  All determinations and interpretations relating to the application of this Plan and the incorporated terms and conditions of the Integra Plan (including the deemed modifications thereto) shall be made by the Administrator and shall be final and binding upon the Participants, the Company and all other interested persons

ARTICLE 11.

ADMINISTRATION

11.1Administrator.  The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.l or otherwise provided in the Company’s charter or Bylaws or in any charter of the Committee.  Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6 hereof.

11.2Duties and Powers of Administrator.  It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions.  The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 12.10 hereof.  Any such grant or award under the Plan need not be the same with respect to each Participant.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3Action by the Administrator.  Unless otherwise established by the Board, in the Company’s charter or Bylaws or in any charter of the Committee or as required by Applicable Law or, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator.  To the greatest extent permitted by Applicable Law, each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4Authority of Administrator.  Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)Designate Eligible Individuals to receive Awards;

(b)Determine the type or types of Awards to be granted to each Eligible Individual;

(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)Decide all other matters that must be determined in connection with an Award;

(h)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2; and

(k)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

11.6Delegation of Authority.  To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Organizational Documents, Section 162(m) of the Code and other Applicable Law.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1Amendment, Suspension or Termination of the Plan.

(a)Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 12.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b) Notwithstanding Section 12.1(a) hereof, the Administrator may not, except as provided in Section 12.2 hereof, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator: (i) increase the Share Limit or any Individual Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6 hereof.  Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after January 26, 2026.

12.2Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and the Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan.  Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b)In the event of any transaction or event described in Section 12.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes Applicable Law or Applicable Accounting Standards:

(i)To provide for the termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);

(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement;

(v)To replace such Award with other rights or property selected by the Administrator in its sole discretion; and/or

(vi)To provide that the Award cannot vest, be exercised or become payable after such event.

(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b) hereof:

(i)The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits).

The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)Change in Control.

(i)Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or an Affiliate) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then immediately prior to the Change in Control such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.  For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12.2(d) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(ii)If a Change in Control occurs with respect to which a Participant’s outstanding Awards are continued, converted, assumed or replaced by the surviving or successor entity in such Change in Control and the Participant incurs a Qualifying Termination on or within 12 months following the date of such Change in Control, each outstanding Award held by a Participant, other than any Award subject to performance-vesting, shall become fully vested (and, as applicable, exercisable) and all forfeiture restrictions thereon shall lapse upon such Qualifying Termination.

(e)The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f)Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A of the Code.

(g)The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock, the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Common Stock or securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3Approval of Plan by Stockholders.  This Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after January 27, 2016.  Awards may be granted or awarded prior to such stockholder approval of this Plan; provided that no Shares shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to the time when the Plan is approved by the Company's stockholders; and, provided, further, that if such approval has not been obtained at the end of said 12-month period, all Awards previously granted or awarded under the Plan and subject to such stockholder approval shall thereupon be canceled and become null and void.

12.4No Stockholders Rights.  Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

12.5Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.6Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate.  Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law.  To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

12.8Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9Governing Law.  The Plan and any Programs or Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

12.10Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code.  Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom, provided, however, that this Section 12.10 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.

12.11No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

12.12Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.13Indemnification.  To the extent allowable pursuant to Applicable Law and the Company’s charter and Bylaws, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.14Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.15Expenses.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

Exhibit A

Integra Lifesciences Holdings Corporation Third Amended and Restated 2003 Equity Incentive Plan

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
THIRD AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

(EFFECTIVE AS OF May 22, 2015)

WHEREAS, Integra LifeSciences Holdings Corporation (the “Company”) desires to have the ability to award certain equity-based benefits to certain “Key Employees” and “Associates” (as defined below);

NOW, THEREFORE, the Integra LifeSciences Holdings Corporation Third Amended and Restated 2003 Equity Incentive Plan is hereby adopted under the following terms and conditions.  This Plan amends and restates in its entirety the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan, as amended, which was initially adopted by the Board on April 7, 2010 and approved by the Company’s stockholders as of May 19, 2010.

1)  Purpose.  The Plan is intended to provide a means whereby the Company may grant ISOs to Key Employees and may grant NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock, Dividend Equivalent Rights, Stock Payments and Other Incentive Awards to Key Employees and Associates. Thereby, the Company expects to attract and retain such Key Employees and Associates and to motivate them to exercise their best efforts on behalf of the Company and any Related Corporations and Affiliates.

2)  Definitions

a) “Affiliate” shall mean an entity in which the Company or a Related Corporation has a 50 percent or greater equity interest.

b) “Associate” shall mean a designated nonemployee director, consultant or other person providing services to the Company, a Related Corporation or an Affiliate.

c) “Award” shall mean ISOs, NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock, Dividend Equivalent Rights, Stock Payments and/or Other Incentive Awards awarded by the Committee to a Participant.

d) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

e) “Board” shall mean the Board of Directors of the Company.

f) “Cause” shall mean, with respect to any Participant, “Cause” as defined in such Participant’s employment agreement or severance agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (i) the Participant’s neglect of duties or responsibilities that he or she is required to perform for the Company or any willful failure by the Participant to obey a lawful direction of the Board or the Company; (ii) the Participant’s engaging in any act of dishonesty, fraud, embezzlement, misrepresentation or other act of moral turpitude; (iii) the Participant’s knowing violation of any federal or state law or regulation applicable to the Company’s business; (iv) the Participant’s material breach of any confidentiality, non-compete agreement or invention assignment agreement or any other material agreement between the Participant and the Company; (v) the Participant’s conviction of, or plea of nolo contendere to, any felony or crime of moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries; (vi) failure by the Participant to comply with the Company’s material written policies or rules; or (vii) the Participant’s act or omission in the course of his or her employment which constitutes gross negligence or willful misconduct.

g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

h) “Committee” shall mean the Company’s Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

i) “Company” shall mean Integra LifeSciences Holdings Corporation, a Delaware corporation.

j) “Contract Date” shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Stock.

k) “Contract Stock” shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, as of a future date specified in the Award Agreement.

l) “Disability” shall mean separation from service as a result of “permanent and total disability,” as defined in section 22(e)(3) of the Code.

m) “Dividend Equivalent Right” shall mean an Award that entitles the recipient to receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to another Award granted to the Participant had such Shares been outstanding.

n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

o) “Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee:

i) if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the quoted closing price on such date; or

ii) if there are no such sales of Shares on the date of grant (or on such other date as value must be determined), then the quoted closing price on the last preceding date for which such quotation exists; or

iii) if the Shares are not listed on an established securities exchange or over-the-counter market system on the date of grant, but the Shares are regularly quoted by a recognized securities dealer, then the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists; or

iv) if paragraphs (i) through (iii) above are not applicable, then such other method of determining fair market value as shall be adopted by the Committee.

p) “Good Reason” shall mean, with respect to any Participant, “Good Reason” as defined in an employment, severance or applicable award agreement between such Participant and the Company if such an agreement exists and contains a definition of Good Reason or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason shall mean, without the express written consent of the Participant, the occurrence of any of the following:

(i) a material diminution in the Participant’s authority, duties or responsibilities or the assignment of duties to the Participant that are materially inconsistent with the Participant’s position with the Company;

(ii) a material reduction in the Participant’s base salary; or

(iii) a change in the geographic location at which the Participant must perform services to a location more than fifty miles from the location at which the Participant normally performs such services as of the date of grant of the award,  provided, that the Participant’s resignation shall only constitute a resignation for Good Reason if (x) the Participant provides the Company with a notice of termination for Good Reason within thirty days after the initial existence of the facts or circumstances constituting Good Reason, (y) the Company has failed to cure such facts or circumstances within thirty days after receipt of the notice of termination, and (z) the date of termination occurs no later than sixty days after the initial occurrence of the facts or circumstances constituting Good Reason.

q) “ISO” shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

r) “Key Employee” shall mean an officer, executive, or managerial or nonmanagerial employee of the Company, a Related Corporation, or an Affiliate.

s) “More-Than-10-Percent Stockholder” shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

t) “NQSO” shall mean an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

u) “Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

v) “Other Incentive Award” is an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 7.8 hereof.

w) “Participant” shall mean a Key Employee or Associate who has been granted an Award under the Plan.

x) “Performance Stock” shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals.

y) “Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations or Affiliates. The Committee shall establish the specific measures for each such goal at the time an Award of Performance Stock is granted. In creating these measures, the Committee shall use one or more of the following business criteria with respect to (A) the Company, any of its Related Corporations or Affiliates, (B) the Company’s, a Related Corporation’s or an Affiliate’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (C) the Company’s, a Related Corporation’s or an Affiliate’s brands, groups of brands or specific brands: return on assets; return on net assets; asset turnover; return on equity; return on capital; working capital; market price appreciation of Shares; price per Share; economic value or economic value added; total stockholder return; earnings before interest, taxes, depreciation and amortization; adjusted earnings before interest, taxes, depreciation and amortization; revenue (including gross revenue or net revenue); revenue growth; net income; adjusted net income; pre-tax income; profitability; gross or net profit; profitability growth; operating profit; earnings per share; adjusted earnings per share; operating earnings; operating profit margin; net income margin; gross or net sales; return on sales; sales margin; sales-related goals; cash flow; free cash flow; operating cash flow; year-end cash; market share; asset turnover; inventory turnover; sales growth; cost improvements; costs or expenses; regulatory body approval for commercialization of a product; research and development achievements; implementation of critical projects; capacity utilization; mergers and acquisition integration; financial and other capital-raising transactions; increase in customer base; customer retention; customer satisfaction and/or growth; employee satisfaction; recruiting and maintaining personnel; environmental health and safety; diversity; and/or quality. The business criteria may be expressed in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices.

z) “Plan” shall mean the Integra LifeSciences Holdings Corporation Third Amended and Restated 2003 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

aa) “Qualifying Termination” shall mean a termination of a Participant’s service (i) by the Company without Cause or (ii) with respect to a Participant who is a member of the Company’s Executive Leadership Team and/or a Participant who is party to an employment, severance or applicable award agreement that contains a definition of Good Reason, by the Participant for Good Reason.

bb) “Related Corporation” shall mean either a “subsidiary corporation” of the Company (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Company (if any), as defined in section 424(e) of the Code.

cc) “Restricted Stock” shall mean an Award that grants the recipient Shares at no cost but subject to whatever restrictions are determined by the Committee.

dd) “Securities Act” shall mean the Securities Act of 1933, as amended.

ee) “Shares” shall mean shares of common stock of the Company, par value $0.01 per share.

ff) “Stock Appreciation Right” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value.

gg) “Stock Payment” shall mean a payment in the form of Shares awarded under Section 7.7 hereof.

3.  Administration

a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee may be delegated either by the Committee or the Board to a committee of the Board or any other Plan administrator, but only to the extent such delegation complies with the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or as required by any other applicable rule or regulation.

b) The Committee shall have the authority:

i) to select the Key Employees and Associates to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

ii) to determine the type and size of each Award, including the number of Shares subject to the Award;

iii) to determine the terms and conditions of each Award;

iv) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), subject to the requirements set forth in subsection (c) below, and except that, without the consent of the Participant holding the Award, the Committee shall not take any action under this clause if such action would adversely affect the rights of such Participant;

v) to adopt, amend and rescind rules and regulations for the administration of the Plan;

vi) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it; and

vii) to adopt such modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations and Affiliates operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

c) Notwithstanding the foregoing, without approval of the Company’s stockholders, no action of the Committee may, except as provided in Section 8.3 or Section 8.4, (i) reduce the exercise price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right exercise price per share exceeds the Fair Market Value of the underlying Shares.

4.  Effective Date and Term of Plan

a) Effective Date.  This Third Amended and Restated 2003 Equity Incentive Plan, having been adopted by the Board on April 2, 2015, is subject to the approval of the stockholders of the Company in accordance with Section 9(b), and shall become effective on the date on which such approval is obtained.

b) Term of Plan.  No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date of its adoption (the “Expiration Date”).  Any Awards that are outstanding on the Expiration Date, or the date of termination of the Plan (if earlier), shall remain in force according to the terms of the Plan and the applicable Award Agreement.

5.  Shares Subject to the Plan.  The aggregate number of Shares that may be delivered under the Plan is 6,500,000. Further, no Key Employee shall receive Awards for more than 1,000,000 Shares in the aggregate during any calendar year under the Plan. However, the limits in the preceding two sentences shall be subject to the adjustment described in Sections 8.3 and 8.4. Shares delivered under the Plan may be authorized but unissued Shares, treasury Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any

Shares still subject to an Option which expires or otherwise terminates for any reason whatsoever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares that are still subject to an Award that is forfeited, any Shares withheld for the payment of taxes with respect to an Award, and the Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares shall continue to be available for Awards under the Plan.

6.  Eligibility.  The class of individuals who shall be eligible to receive Awards under the Plan shall be the Key Employees (including any directors of the Company who are also officers or Key Employees) and the Associates. More than one Award may be granted to a Key Employee or Associate under the Plan.

7.  Types of Awards

7.1  Options

a) Kinds of Options.  Both ISOs and NQSOs may be granted by the Committee under the Plan. However, ISOs may only be granted to Key Employees of the Company or of a Related Corporation. NQSOs may be granted to both Key Employees and Associates. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

b) $100,000 Limit.  The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

c) Exercise Price.  The exercise price of an Option shall be determined by the Committee, subject to the following:

i) The exercise price of an ISO shall not be less than the greater of (A) 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Stockholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

ii) The exercise price of an NQSO shall not be less than the greater of (A) 100 percent of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

d) Term of Options.  The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-10-Percent Stockholder) from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

e) Exercise of Options.  An Option shall become exercisable at such time or times (but not less than three months from the date of grant), and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(iii) or subsection (f)(iv) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

f) Payment for Shares.  Shares purchased on the exercise of an Option shall be paid for as follows:

i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

ii) in Shares previously acquired by the Participant; provided, however, that if such Shares were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such Shares were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such Shares have been held by the Participant for such period of time, if any, as required to avoid negative accounting consequences;

iii) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

iv) to the extent that the applicable Award Agreement so provides or the Committee otherwise determines, in Shares issuable pursuant to the exercise of an NQSO or otherwise withheld in a net settlement of an NQSO; or

v) by any combination of the above-listed forms of payment.

In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered or withheld in payment of such Option price.

7.2.  Stock Appreciation Rights

a) Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted to a Key Employee or Associate by the Committee. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the ISO is granted.

b) Nature of Stock Appreciation Rights.  A Stock Appreciation Right entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is exercised, the excess of the Share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee.

c) Rules Applicable to Tandem Awards.  When Stock Appreciation Rights are granted in tandem with Options, the number of Stock Appreciation Rights granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the Stock Appreciation Right relating to the Shares covered by such Option will terminate. Upon the exercise of a Stock Appreciation Right, the related Option will terminate to the extent of an equal number of Shares. The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The Stock Appreciation Right will be transferable only when the related Option is transferable, and under the same conditions. A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.

d) Exercise of Independent Stock Appreciation Rights.  A Stock Appreciation Right not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the Stock Appreciation Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

e) Term of Stock Appreciation Rights.  The term of each Stock Appreciation Right may not be more than 10 years from the date the Stock Appreciation Right was granted, or such earlier date as may be specified in the Award Agreement.

7.3.  Restricted Stock

a) General Requirements.  Restricted Stock may be issued or transferred to a Key Employee or Associate (for no cash consideration), to the extent permitted by applicable law.

b) Rights as a Stockholder.  Unless the Committee determines otherwise, a Key Employee or Associate who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such Shares are free of all restrictions under the Plan.

c) Restrictions.  Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to provide services to any of the Company and its Related Corporations and Affiliates for any reason, must be forfeited to the Company. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

d) Notice of Tax Election.  Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

7.4.  Performance Stock; Performance Goals

a) Grant.  The Committee may grant Performance Stock to any Key Employee or Associate, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.

b) Performance Period and Performance Goals.  When Performance Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

c) Delivery of Performance Stock.  At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award.

7.5.  Contract Stock

a) Grant.  The Committee may grant Contract Stock to any Key Employee or Associate, conditioned upon the Participant’s continued provision of services to the Company and its Related Corporations and Affiliates through the vesting date(s) specified in the Award Agreement. The Committee shall determine the number of Shares of Contract Stock to be granted.

b) Contract Date.  When Contract Stock is granted, the Committee shall establish the Contract Date on which the Contract Stock shall be delivered to the Participant.

c) Delivery of Contract Stock.  To the extent that the Participant has satisfied the vesting conditions as of the Contract Date, the Committee shall cause the Contract Stock to be delivered to the Participant in accordance with the terms of the Award Agreement.

7.6.  Dividend Equivalent Rights.  The Committee may provide for payment to a Key Employee or Associate of Dividend Equivalent Rights, either currently or in the future, or for the investment of such Dividend Equivalent Rights on behalf of the Participant; provided, however, that (i) Dividend Equivalent Rights may not be granted to Participants in connection with grants of Options or Stock Appreciation Rights and (ii) except to the extent otherwise provided in Award Agreements entered into prior to April 1, 2009, no Dividend Equivalent Right payments shall be made to a Participant with respect to any Award or part thereof prior to the date on which all performance vesting conditions relating to such Award or part thereof have been satisfied, waived or lapsed.

7.7  Stock Payments.  The Committee is authorized to make one or more Stock Payments to any Key Employee or Associate.  The number or value of Shares of any Stock Payment shall be determined by the Committee and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Related Corporation, determined by the Committee.  Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Key Employee or Associate.

7.8  Other Incentive Awards.  The Committee is authorized to grant Other Incentive Awards to any Key Employee or Associate, which Awards may cover Shares or the right to purchase or receive Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Committee.  Other Incentive Awards may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee.

8.  Events Affecting Outstanding Awards

8.1.  Termination of Service (Other Than by Death or Disability).  If a Participant ceases to provide services to the Company and its Related Corporations and Affiliates for any reason other than death or Disability, as the case may be, the following shall apply:

a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Participant’s termination of service shall terminate at that time. Any Options or Stock Appreciation Rights that were exercisable immediately prior to the termination of service will continue to be exercisable for six months (or for such longer period as the Committee may determine), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than six months in the event of termination of service.

In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the termination of service must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

c) Except as otherwise determined by the Committee, all Performance Stock, Other Incentive Awards, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to the termination of service shall be forfeited and the Awards canceled as of the date of such termination of service.

8.2.  Death or Disability.  If a Participant dies or incurs a Disability, the following shall apply:

a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant immediately prior to death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the person or persons to whom the Option or Stock Appreciation Right is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or Disability (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of a Participant’s death or Disability, all outstanding Options and Stock Appreciation Rights held by a Participant (other than Participants in France) immediately prior to such death or Disability shall vest and become exercisable in full.

b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3. Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of a Participant’s death or Disability, all restrictions on such Participant’s Restricted Stock granted on or after May 17, 2012 (other than Restricted Stock granted to Participants in France) shall lapse and such Restricted Stock shall become vested Shares.

c) Except as otherwise determined by the Committee, all Performance Stock, Other Incentive Awards, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to death or Disability, as the case may be, shall be forfeited and the Awards canceled as of the date of death or Disability.

8.3.  Capital Adjustments.  The maximum number of Shares that may be delivered under the Plan, and the maximum number of Shares with respect to which Awards may be granted to any Key Employee or Associate under the Plan, both as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options or Stock Appreciation Rights), shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.

8.4.  Certain Corporate Transactions

a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each Participant holding an Option or Stock Appreciation Right to be terminated not less than seven days’ notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, subject to Section 8.6 below, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and Stock Appreciation Rights become exercisable, (ii) remove the restrictions from outstanding Restricted Stock, (iii) cause the delivery of any Performance Stock, even if the associated Performance Goals have not been met, (iv) cause the delivery of any Contract Stock, even if the Contract Date has not been reached, and/or Other Incentive Awards; and/or (v) cause the payment of any Dividend Equivalent Rights. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code, unless the Participant consents to the change.

b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

8.5. Change in Control.  Notwithstanding any other provision of this Plan and subject to Section 8.6 below:

a)    (i) With respect to Awards granted under the Plan prior to January 1, 2013, all outstanding Options and all Stock Appreciation Rights shall become fully vested and exercisable, all Performance Stock and all Dividend Equivalent Rights shall become fully vested, all Contract Stock shall become immediately payable, and all restrictions shall be removed from any outstanding Restricted Stock, upon a Change in Control; and

(ii) To the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, with respect to Awards granted under the Plan on or after to January 1, 2013, in the event that a Change in Control occurs and the Participant incurs a Qualifying Termination on or within twelve (12) months following the date of such Change in Control, each outstanding Award held by a Participant, other than any Award subject to performance-vesting, shall become fully vested (and, as applicable, exercisable) and all forfeiture restrictions thereon shall lapse upon such Qualifying Termination.”

b) “Change in Control” shall mean:

i) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as such term is used for purposes of section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of all the then outstanding Voting Securities, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction which complies with paragraph (iii)(A) and (B) below shall not be a Change in Control under this paragraph (i);

ii) The individuals who, as of March 1, 2003, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the stockholders, of any new director was approved by a vote of at least two-thirds of the members of the Board who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of March 1, 2003, provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

iii) consummation by the Company of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (I) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (II) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (B) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination;

iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

v) acceptance by the stockholders of the Company of shares in a share exchange if the stockholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50 percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

c) Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), (iv) or (v) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by section 409A.

8.6. Section 162(m); Section 409A. With respect to Awards which are intended to qualify as “performance-based compensation” as described in section 162(m)(4)(C) of the Code, no adjustment or action described in this Section 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as performance-based compensation, unless the Committee determines that the Award should not so qualify. No action shall be taken under this Section 8 which shall cause an Award to fail to comply with section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

9.  Amendment or Termination of the Plan

a) In General.  The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it and, except as provided in Section 3(b)(iv), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the stockholders (given in the manner set forth in subsection (b) below):

i) no amendment may be made that would:

(A) change the class of employees eligible to participate in the Plan with respect to ISOs;

(B) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan;

(C) increase the limits imposed in Section 5 on the maximum number of Shares which may be issued or transferred under the Plan or increase the individual award limit set forth in Section 5;

(D) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder; or

(E) reprice or regrant through cancellation, or modify (except in connection with a change in the Company’s capitalization) any Award, if the effect would be to reduce the exercise price for the shares underlying such Award;

provided, however, with the approval of the Company’s stockholders, the Committee may (i) reduce the exercise price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right exercise price per share exceeds the Fair Market Value of the underlying Shares.

ii) no amendment may be made that would constitute a modification of the material terms of the “performance goal(s)” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired).

Notwithstanding the foregoing, no such suspension, termination or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

b) Manner of Stockholder Approval.  The approval of stockholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law) in a separate vote at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

10.  Miscellaneous

10.1.  Documentation of Awards.  Awards shall be evidenced by such written Award Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

10.2.  Rights as a Stockholder.  Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

10.3.  Conditions on Delivery of Shares.  The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

10.4.  Registration and Listing of Shares.  If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

10.5.  Compliance with Rule 16b-3.  All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

10.6. Tax Withholding

a)  Obligation to Withhold.  The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the “Withholding Requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to the Withholding Requirements, prior to the delivery of any Shares.

b)  Election to Withhold Shares.  The Committee, in its discretion, may permit or require the Participant to satisfy the federal, state, and/or local withholding tax, in whole or in part, by having the Company withhold Shares otherwise issuable under an Award (or by surrendering Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the minimum Withholding Requirements to the extent necessary to avoid adverse accounting consequences. In addition, the Committee, in its discretion, may permit or require the acceleration of the timing for the payment of the number of Shares needed to pay employment taxes upon the date of the vesting of an Award; provided, however, that the Company may limit the number of Shares used for this purpose to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their fair market value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). Notwithstanding the foregoing, in no event shall any Participant be permitted to elect such accelerated payment to the extent that it would result in a violation of Treasury Regulation § 1.409A-3(j) (including, without limitation, Treasury Regulation § 1.409A-3(j)(4)(i)). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.7.  Transferability of Awards.  No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Award Agreement. During a Participant’s lifetime, an Award requiring exercise may be exercised only by the Participant (or, in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf). Notwithstanding the foregoing, any transfer of an Award otherwise permitted by this Section 10.7 shall be made only to a “family member” of the Participant within the meaning of the instructions to Form S-8 Registration Statement under the Securities Act (a “Permitted Transferee”). Notwithstanding the foregoing, in no event may an Award be transferable for consideration absent stockholder approval.  Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an ISO (unless such ISO is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (a) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (b) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (c) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Committee, including without limitation, documents to (i) confirm the status of the transferee as a Permitted Transferee, (ii) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (iii) evidence the transfer.  In addition, and further notwithstanding the foregoing hereof, the Committee, in its sole discretion, may determine to permit a Participant to transfer ISOs to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held in the trust.

10.8.  Registration.  If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.9.  Acquisitions.   Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by directors, key employees, and associates of other corporations who are about to, or have, become Key Employees or Associates as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a Related Corporation or (in the case of Awards other than ISOs) an Affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

10.10.  Employment Rights.  Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

10.11.  Indemnification of Board and Committee.  Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations or Affiliates, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the

Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Delaware law.

10.12.  Application of Funds.  Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

10.13.  Governing Law.  The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted hereunder.

10.14.  Clawback, Repayment or Recapture Policy. Notwithstanding anything contained in the Plan to the contrary, to the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, all Awards granted under the Plan on or after January 1, 2013, and any related payments made under the Plan after such date, shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to an Award or payment under the Plan.

ANNUAL MEETING OF SEASPINE HOLDINGS CORPORATION Annual Meeting of Seaspine Holdings Corporation Date: June 7, 2016 to be held on Tuesday, June 7, 2016 Time: 9:00 A.M. (Local Time) Place: Latham & Watkins LLP, 885 3rd Avenue, New York, NY 10022 for Holders as of April 18, 2016 This proxy is being solicited on behalf of the Board of DirectorsPlease make your marks like this: Use dark black pencil or pen only INTERNET VOTE BY: TELEPHONECallPlease separate carefully at the per foration and return just this portion in the envelope provided. Board of Directors Recommends a Vote FOR proposals 1, 2 and 3. 1: Election of Class I Directors Directors Go To www.proxypush.com/SPNE • Cast your vote online. OR 866-249-5109 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. RecommendFor Withhold • View Meeting Documents.01 Keith Bradley For • Follow the simple recorded instructions.MAILFor02 Michael Fekete • Mark, sign and date your Proxy Card/Voting Instruction Form. For03 John B. Henneman, III OR • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints John Bostjancic and Patrick Keran and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of SeaSpine Holdings Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. All votes must be received by 5:00 P.M., Eastern Time, June 6, 2016. PROXY TABULATOR FOR SEASPINE HOLDINGS CORPORATION P.O. BOX 8016 For Against Abstain 2: Approval of the amendment and restatement For of the Company’s 2015 Incentive Award Plan. For3: Ratification of the appointment of PricewaterhouseCoopers LLP as theCompany’s independent registered public accounting firm for the fiscal year ending December 31, 2016. CARY, NC 27512-9903 Authorized Signatures - This section must be completed for your Instructions to be executed. EVENT # Please Sign Here Please Date Above CLIENT # Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided. SeaSpine Holdings Corporation Annual Meeting of Stockholders June 7, 2016, 9:00 a.m. (Local Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints John Bostjancic and Patrick Keran (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of SeaSpine Holdings Corporation, a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Latham & Watkins LLP, 885 3rd Avenue, New York, NY 10022, on Tuesday, June 7, 2016 at 9:00 A.M. (Local Time) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect three Class I directors for a three-year term to expire at the 2019 annual meeting of stockholders. 2. To consider and vote upon the approval of the amendment and restatement of the Company’s 2015 Incentive Award Plan. 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.